                                                                    EXHIBIT 10.1



                            ASSET PURCHASE AGREEMENT

                                  DATED AS OF

                                OCTOBER 10, 1995

                                  BY AND AMONG

                      AMERICAN PASSENGER RAIL CAR COMPANY,

                                     L.L.C.,

                          MORRISON KNUDSEN CORPORATION,


                          MORRISON KNUDSEN CORPORATION,

                                       AND

                    THE ENTITIES LISTED ON SCHEDULE 1 HERETO




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                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT dated as of October 10, 1995, is by and among American Passenger Rail Car Company, L.L.C., a Delaware limited liability company (the "Buyer"), Morrison Knudsen Corporation, an Ohio corporation (together with its successors and assigns, "MK" or the "Seller"), Morrison Knudsen Corporation, a Delaware corporation ("MK Delaware"), and each of the entities listed on Schedule 1 hereto (collectively, MK Delaware and the entities listed on Schedule 1 hereto, the "MK Affiliates").


                              W I T N E S S E T H:


          WHEREAS, MK Delaware is the sole owner, of record and beneficially, of all of the issued and outstanding capital stock of the Seller and has Affiliates (as hereinafter defined) including the entities listed in Schedule 1 hereto;

          WHEREAS, the Seller, among other things, conducts a public transportation manufacturing business, which provides engineering services and manufactures and refurbishes commuter passenger and transit railcars for various municipalities and other governmental entities pursuant to the Transit Division Contracts (as hereinafter defined) (the "Business");

          WHEREAS, the Seller and its advisors have attempted to find a purchaser for the Business and anticipated having to pay potential transferees of the Purchased Assets (as defined below) to accept them, but, due to potential liabilities and other concerns, have been unsuccessful in concluding any such transaction;

          WHEREAS, at the request of the Seller, Fidelity and Deposit Company of Maryland, on its own behalf and on behalf of its co-sureties and reinsurers (collectively, the "Sureties"), executed and delivered that certain guarantee (the "$25,000,000 Guarantee") dated as of July 31, 1995, guaranteeing certain obligations of the Seller, up to a maximum principal amount of Twenty-five Million Dollars ($25,000,000.00), under that certain credit agreement (the "Previous Credit Agreement") described in Schedule R1, conditioned on certain principal terms and conditions set forth in the T-Co Term Sheet (as hereinafter defined), executed contemporaneously with the $25,000,000 Guarantee, which principal terms and conditions provided, among other things, that the Seller would transfer and assign to the Buyer the assets used to conduct the Business in accordance with the terms of this Agreement;


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          WHEREAS, certain financial institutions that are lenders to the Seller
(the "Banks") extended to the Seller financing (the "New Financing"), subject to and conditioned on certain principal terms and conditions set forth in the T-Co Term Sheet, executed contemporaneously with the extending of such financing, which principal terms and conditions provided, among other things, that the Seller would transfer and assign to the Buyer the assets used to conduct the Business in accordance with the terms of this Agreement.

          WHEREAS, if the transactions contemplated by this Agreement did not occur, such failure to consummate the transactions contemplated by this Agreement would constitute an event of default with respect to the New Financing and all original financing provided by the Banks to or for the benefit of the Seller, entitling the Banks to accelerate such financing and to enforce certain rights and remedies against the Seller, including the right to enforce the Banks' security interests in certain assets and property of the Seller;

          WHEREAS, the Sureties have agreed, at the request of the Seller and the Buyer, to enter into an agreement (the "New Bonds Agreement"), at Closing, to issue the bond or bonds described in the New Bonds Agreement (the "New Bonds"), on the terms and conditions set forth in the New Bonds Agreement, subject to, and conditioned upon, the Buyer agreeing to assume the Buyer Obligations, certain banks and financial institutions extending new credit and the Seller transferring and assigning the Purchased Assets to the Buyer contemporaneously with the entering into of the New Bonds Agreement, on the terms and conditions herein set forth;

          WHEREAS, pursuant to Section 2.05 of this Agreement, the Buyer will pay the amount set forth on Exhibit 2.05(a) to the Seller as partial consideration for the Purchased Assets;

          WHEREAS, a financial advisor has provided an opinion as to the fairness of the transaction contemplated by this Agreement;

          WHEREAS, since the Seller believes that the New Financing and the New Bonds are necessary for the continued operation and viability of the Seller's remaining business and that the value of such New Financing and New Bonds, together with the cash payment to be made by the Buyer pursuant to Section 2.05 is at least equivalent to the value of the Purchased Assets, and, further, to avoid the acceleration of the Seller's existing financing and the exercise of the Banks' rights and remedies against the Seller and its assets and properties as aforesaid, the Seller desires to sell the Purchased Assets to the Buyer, upon the terms and subject to the conditions of this Agreement; and

          WHEREAS, the Buyer desires to purchase the Purchased Assets and has


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agreed to assume the Buyer Obligations, upon the terms and subject to the conditions of this Agreement;

          NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

          1.01. DEFINITIONS. (a) Unless the context shall otherwise require, the following terms used in this Agreement shall have the respective meanings assigned to such terms in this Section 1.01 for all purposes of this Agreement. All agreements or instruments defined in this Section 1.01 or elsewhere in this Agreement shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof.

          "Affiliate" has the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended.

          "Amtrak" means National Railroad Passenger Corporation.

          "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, code, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors or employees (in connection with such officer's, director's or employee's activities on behalf of such Person or any of its Affiliates).

          "Assignment Agreement" means the Assignment Agreement to be dated as of the Closing Date between the Seller and the Buyer in the form of Exhibit 1.01(a) attached hereto.

          "Attributable to the Business" means (i) with respect to assets physically located in any of the Seller's locations in Chicago, Illinois, Pittsburg, California or Hornell,


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New York, and, with respect to contracts, subcontracts, agreements, arrangements, options, leases, licenses, commitments and other instruments of any kind, used or held in connection with the conduct of the Business as the Business is being conducted on the date hereof, and (ii) with respect to assets physically located in any of the Seller's locations other than Chicago, Illinois, Pittsburg, California and Hornell, New York, either (A) necessary to conduct the Business as the Business is being conducted on the date hereof, excluding assets that are used or held only in connection with an Excluded Obligation, or (B) used or held in connection with the conduct of the Business, but not primarily used or held in connection with the conduct of any business of the Seller other than the Business.

          "Banks" has the meaning set forth in the recitals of this Agreement.

          "BART" means San Francisco Bay Area Rapid Transit District.

          "Bid" means any quotation, bid or proposal made by the Seller or its Affiliates that, if accepted or awarded, would become a contract, subcontract, agreement, arrangement, joint venture, order, option, lease, license, commitment or other instrument of any kind with any Governmental Authority or any other Person for the design, manufacture, engineering, rehabilitation, lease and/or sale of, or any other action with respect to, any products or the provision of any services by the Business.

          "Bond Documents" means that certain Indemnification and Reimbursement Agreement dated as of the date hereof by and between the Buyer and the Bonding Company and that certain Agreement of Indemnity dated as of the date hereof by and between the Buyer and the Bonding Company.

          "Bonding Company" means Fidelity & Deposit Company of Maryland.

          "Business" has the meaning set forth in the recitals of this Agreement.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois, New York, New York or Los Angeles, California are authorized or required by law to close.

          "Buyer Obligations" has the meaning set forth in Section 2.03 hereof.

          "Caltrans" means State of California Department of Transportation.

          "Closing Net Assets To Be Sold" means the net assets of the Business to be sold by the Seller to the Buyer, as shown on the Closing Statement of Net Assets To Be Sold.


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          "Closing Statement of Net Assets To Be Sold" means the statement of the Closing Net Assets To Be Sold as at the close of business on the Closing Date, together with the notes thereto and accompanied by a report thereon from Deloitte & Touche.

          "Contracts" means any and all written contracts, subcontracts, agreements, arrangements, options, leases, licenses, commitments and other instruments of any kind to which the Seller is a party on the Closing Date, which are Attributable to the Business or which relate to any of the Purchased Assets.

          "Conveyance Documents" means the bill of sale, the assignments of intellectual property rights, the TDC Assignments, the Lease Assignments, the Assignment Agreement, the Instrument of Assumption, the Pledge and Security Agreement (Equipment Assets) and the Bulk Sales Pledge and Security Agreement (Equipment Assets).

          "Customer Concessions" means the concessions described in Exhibit 1.01(b).

          "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages (excluding consequential damages, other then consequential damages included in any judgment, award or settlement paid to a third party), costs, expenses, liabilities (excluding contingent liabilities), judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including (x) interest on cash disbursements in respect of any of the foregoing at the Reference Rate in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (y) reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents of such Person.

          "Delaware LLC Act" means the Delaware Limited Liability Company Act, 6 Del. C. Ch. 18.

          "Disclosure Schedule" means that certain schedule identified as such and delivered or to be delivered by the Seller to the Buyer pursuant hereto.

          "Environmental Laws" means all Applicable Laws relating to the control of any pollutant or the protection of human health, safety or the environment including (i) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, chemical substances, pollutants,

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contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public. Without limiting the generality of the foregoing, "Environmental Laws" include: (a) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 ET SEQ.; (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 26 U.S.C. Sections 4611 and 42 U.S.C. Sections 9601 ET SEQ.; (c) the Superfund Amendment and Reauthorization Act of 1984; (d) the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ.; (e) the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ.;
(f) the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ.; (g) the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; (h) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; (i) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 ET SEQ., (j) the Atomic Energy Act, as amended, 42 U.S.C. Sections 2011 ET SEQ.;
(k) the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136 ET SEQ.; (l) the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Sections 301 ET SEQ.; and (m) OSHA.

          "Environmental Liabilities" means all Liabilities of a Person (whether such Liabilities are owed by such Person to Governmental Authorities, third parties or otherwise) whether presently in existence or arising hereafter which arise under or relate to any Environmental Law.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Excluded Assets" means (i) any and all Bids which have not been accepted or awarded as of the date of this Agreement, the Teaming Agreement between the Seller and Fiat Ferroviara and the Teaming Agreement between the Seller and AEG (ii) subject to Section 2.04(d) hereof, the Restricted Contracts, where the consent of the Person that is required for the Buyer to assume such Restricted Contract is not obtained (but only until so obtained, if ever), and
(iii) the assets set forth in Section 1A of the Disclosure Schedule.

          "Excluded Obligations" means Liabilities of the Seller specifically not being assumed by the Buyer hereunder, including (i) Liabilities related to "401(k) and SERP expenses", "Legal and audit Services", "Professional and Consulting Services" and "Other Outside Services" as those terms are used in the 1995 Proposed Overhead Budget attached as an exhibit to the Indemnification and Reimbursement Agreement, (ii) any existing bank debt, (iii) Environmental Liabilities associated with any conditions existing prior to Closing, (iv) employee severance Liabilities, (v) Liabilities associated with any existing employee benefit plans, (vi) Liabilities associated with any existing health care plans, (vii) retiree benefits of any kind, (viii) product liability arising in tort relating to defects in work performed by the Seller or any of the MK Affiliates prior to Closing, (ix) Tax Liabilities, including any state sales taxes arising in connection with the transaction consummated



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pursuant to this Agreement, (x) subject to Section 2.04(d), Liabilities associated with any Excluded Asset, and (xi) Liabilities associated with any litigation pending on the Closing Date or any claims, charges or complaints pending on the Closing Date with any Governmental Authority arising out of employment related disputes.

          "GAAP" means generally accepted accounting principles applied on a consistent basis.

          "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, parastatal, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

          "Government Contract" means any Contract with (i) any Governmental Authority, (ii) any prime contractor of any Governmental Authority, or (iii) any subcontractor of any Governmental Authority or any prime contractor of any Governmental Authority.

          "Guaranty Agreement" means that certain Guaranty Agreement, dated as of the date of this Agreement, from the Bonding Company in favor of Credit Suisse.

          "Hazardous Substance" means any chemical substance, object, condition, material or waste that is or may be hazardous to human health, safety or the environment, including any chemicals, substances, materials and wastes: (i) the presence of which requires investigation or remediation under any Applicable Law; (ii) which is defined as "hazardous wastes," "hazardous substances," "hazardous materials," "toxic substances," "air pollutants," toxic pollutants," "extremely hazardous waste" or "restricted hazardous waste" under any Applicable Law; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, dangerous or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Business, the Purchased Assets or the Seller; (iv) the presence of which causes a nuisance to adjacent properties or poses a hazard to the health or safety of Persons; (v) the presence of which on adjacent properties constitutes a trespass by the Seller; or (vi) which contains radioactive materials, pesticides, pollutants, contaminants, chemicals, lead, ureaformaldehyde, flammable explosives, radon, gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

          "I.A.M." means the International Association of Machinists and Aerospace Workers.


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          "Indemnification and Reimbursement Agreement" means that certain
Indemnification and Reimbursement Agreement dated as of July 31, 1995 among the Seller, MK Delaware, the Bonding Company and Colonial American Casualty and Surety Company.

          "Initial Net Assets To Be Sold" means the net assets of the Business that would have been sold by the Seller to the Buyer if the Closing Date had been August 27, 1995, as shown on the Initial Statement of Net Assets To Be Sold.

          "Initial Statement of Net Assets To Be Sold" means the statement of the Initial net assets to be sold, as at the close of business on August 27, 1995, a copy of which is attached as Exhibit 1.01(c) hereto.

          "Instrument of Assumption" means the instrument of assumption to be dated as of the Closing Date between the Seller and the Buyer in the form of
Exhibit 1.01(d) attached hereto.

          "Knowledge" or "knowledge" means, with respect to the Seller, the collective actual knowledge (after due inquiry) of the officers, directors and Management Employees of the Seller and MK Delaware, and Joe Janovec, James F. O'Kelly III and Jim Benoit, and with respect to the Buyer, the collective actual knowledge (after due inquiry) of the officers, managers and Management Employees of the Buyer.

          "Lease Assignments" means the assignment agreements with respect to the Real Property Leases in substantially the form of Exhibit 1.01(e).

          "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether disclosed or undisclosed, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

          "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction applicable to such asset's use in the Business, encumbrance, adverse right or charge of any kind in respect of such asset.

          "Management Employee" means, with respect to any Person, any employee of such Person who has an annual base salary in 1995 of One Hundred Thousand Dollars ($100,000) or more.

          "Material Adverse Effect" means a change or effect that is reasonably likely


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to be materially adverse to the Purchased  Assets taken as a whole or the operations, properties, prospects, condition, results of operations, assets or Liabilities of the Business taken as a whole.

          "Metra" means Commuter Rail Division of the Regional Transit Authority D/B/A Metra/Metropolitan Rail.

          "Metra Contract" means that certain Proposal/Contract (Rev. 1/24/92), between Metra and the Seller, and all exhibits, schedules, amendments and supplements thereto, awarded March 9, 1992.

          "Net Asset Statements" means the Initial Statement of Net Assets To Be Sold and the Closing Statement of Net Assets To Be Sold.

          "New Metra Banks Revolving Credit Agreement" means that certain Revolving Credit Agreement dated as of the date hereof among the Buyer, the several financial institutions parties thereto and the Bank of America National Trust and Savings Association, as agent for such financial institutions.

          "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C.A. Section 651, and all rules and regulations promulgated thereunder.

          "Owners" means Amtrak, BART, Caltrans, Metra, Metro North Commuter Railroad, New York City Transit Authority, Massachusetts Bay Transportation Authority, San Francisco Municipal Railway, Chicago Transit Authority, Turbomecca Engine Corporation and VIA Rail.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due or, with respect to California, is due but not past due; (ii) purchase money Liens on equipment set forth in Section 1B(ii) of the Disclosure Schedule; PROVIDED, such Liens do not apply to any other Purchased Assets, and, PROVIDED, FURTHER, that such Liens do not, individually or in the aggregate, interfere with or impair the present use of the equipment they affect; (iii) Encumbrances and Liens on the Real Property Leases which are disclosed in any of the Title Commitments (as defined in Section 5.07), other than the Liens granted by the Seller in favor of Mellon Bank, or in Section lB(iii) of the Disclosure Schedule; (iv) the lien granted under that certain Security Agreement and Waiver No. 4 with Morgan Guaranty Trust Company of New York dated as of July 31, 1995 and described in
Section 1B(iv) of the Disclosure Schedule; (v) inchoate mechanic's Liens and materialman's Liens that will attach if the Buyer fails to satisfy the


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Buyer Obligations giving rise to such Liens; (vi) other Liens set forth in
Section lB(iv) of the Disclosure Schedule.

          "Person" means an individual, corporation, partnership, association, trust, estate, Governmental Authority or other entity or organization.

          "Previous Metra Banks Revolving Credit Agreement" means that certain Revolving Credit Agreement dated as of July 31, 1995, as amended, among the Seller, the several financial institutions parties thereto and the Bank of America National Trust and Savings Association, as agent for such financial institutions.

          "Purchased Assets" has the meaning set forth in Section 2.01.

          "Reference Rate" means the "prime rate" of interest per annum published from time to time in the "Money Rates" column of The Wall Street Journal. Any change in the Reference Rate shall take effect at the opening of business on the day on which such change is published.

          "Required Consents" has the meaning set forth in Section 3.15.

          "Restricted Contracts" means all those Contracts for which consent of a third party is required to the assignment or transfer of such Contract to the Buyer or the assignment of the rents, claims and benefits thereunder to the Buyer.

          "Subsidiary" means (i) any corporation that conducts any part of the Business or that owns any Purchased Assets or owes or is otherwise liable for any of the Buyer Obligations, as to which more than 50% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by the Seller and (ii) any partnership, joint venture or other similar relationship between the Seller and any other Person (whether pursuant to a written agreement or otherwise) which relates to the Business, or pursuant to which any part of the Business is conducted.

          "Sureties" has the meaning set forth in the Recitals of this Agreement.

          "T-Co Term Sheet" means that certain T-Co Transaction Revised Term Sheet, executed on behalf of the Seller, the Banks and the Sureties, a copy of which is attached as Exhibit 1.01(f).

          "TDC Assignments" means the assignment agreements with respect to the



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Transit Division Contracts.

          "Transit Division Contracts" means the Contracts with the Owners described in Schedule R3.

          "Union Benefit Plans" means, (i) the I.A.M. National Pension Fund, the Group Health and Dental Plan and the Group Life Insurance covering union employees in Hornell New York; (ii) the Group Health Plan, the Group Dental Plan, the Group Life Insurance and the Short-term Sickness and Accident Insurance covering union employees in Chicago, Illinois; and (iii) the Group Health and Dental Plan and the Short-term Sickness and Accident Insurance covering union employees in Pittsburg, California.

          Certain terms used principally in other sections of this Agreement are defined in such sections.



                                   ARTICLE II

                                PURCHASE AND SALE

          2.01. PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, the Buyer agrees to purchase from the Seller and the Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to the Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all the assets, properties, rights, licenses (other than licenses granted by a Governmental Authority that are not transferable), transferable permits, causes of action and claims (excluding counterclaims and cross-claims for all litigation that is not assumed by the Buyer), operations and businesses of such Seller of every kind and description that are Attributable to the Business (other than the Excluded Assets), wherever located, whether tangible or intangible, real, personal or mixed, which are owned by, leased by or in the possession of such Seller, whether or not reflected on the books and records of such Seller, including all assets shown on the Initial Statement of Net Assets To Be Sold and not disposed of in the ordinary course of business or as permitted by this Agreement prior to the Closing Date (the collective assets, properties, rights, licenses, permits, causes of action, claims, operations and businesses to be transferred to the Buyer by the Seller pursuant hereto are referred to collectively herein as the "Purchased Assets") and including, except as otherwise specified herein, all right, title and interest of the Seller in, to and under:

               (i) all the Real Property Leases (as defined in Section 3.09(d)) and


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other leases, whether capitalized or operating, of, and other interests in, real property that are Attributable to the Business, including the items listed in
Section 3.09(d) of the Disclosure Schedule, in each case together with all buildings, fixtures and improvements erected thereon and appurtenances thereto;

               (ii) all machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing) of the Seller that are Attributable to the Business, including the items listed in
Section 2.01(ii) of the Disclosure Schedule ("Equipment");

               (iii) all items of inventory notwithstanding how classified in the financial records of the Seller that are Attributable to the Business, including all raw materials, work-in-process, finished goods, supplies, spare parts, samples and stores that are Attributable to the Business ("Inventory");

               (iv) the Contracts, which included those contracts listed on
Schedule 2.03(a) as of the date of such Schedule 2.03(a), including the Restricted Contracts, upon receipt of the consent of all Persons that are required to consent to the assignment of such Restricted Contracts;

               (v) all accounts, accounts receivable and notes receivable of the Seller, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, arising out of the Business, and any security or collateral therefor, including recoverable advances and deposits, that are Attributable to the Business;

               (vi) all amounts held or retained by any of the Owners on account of amounts payable under any of the Contracts;

               (vii) all prepaid charges and expenses of the Seller that are Attributable to the Business, including any such charges and expenses with respect to ad valorem taxes, leases, rentals and utilities;

               (viii) all cash and petty cash of the Seller located at operating facilities that are Attributable to the Business ("Petty Cash") and all cash accounts, including the Stuben Trust Account in Hornell, New York, the Mellon Bank Loan Proceeds Account (Account Number 0016715), the Bank of America Loan Proceeds Account (Account Number 1233320736), the Key Bank Concentration Account (Account Number 124012027874), the Bank of America California Payroll Account (Account Number 1233920795), and the Key Bank Disbursement Account (Account Number 1920084077);


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

               (ix) all of the Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Business or the Purchased Assets, whether liquidated or unliquidated, fixed or contingent (including claims under Government Contracts, but excluding counterclaims and cross-claims for all litigation that is not assumed by the Buyer), and all rights of the Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to the Seller that are Attributable to the Business or affect any of the Purchased Assets;

               (x) all of the Seller's patents, copyrights, trademarks, trade names, service marks, service names, mask work, designs, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, chip designs, research and development data and results, computer software and documentation (including computer modeling programs, design and operational software and computer source and object codes), manufacturing, engineering quality control, testing, operational, logistical, maintenance and other technical information, and other intangible property (excluding the name "Morrison Knudsen," "MK" and any derivatives thereof) and any registrations and applications for the same and any rights of the Seller as licensee or otherwise with respect to any of the foregoing, that are Attributable to the Business, including the items listed in Sections 3.19(a) and (b) of the Disclosure Schedule;

               (xi) all transferable franchises, licenses, permits or other authorizations issued or granted by any Governmental Authority that are owned by, granted to or held or used by the Seller and Attributable to the Business, including the items listed in Section 3.15(a) of the Disclosure Schedule;

               (xii) all books, records, files and papers of the Seller, whether in hard copy or computer format, including bank account records, books of account, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records of present and former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose that are Attributable to the Business;

               (xiii) all goodwill associated with the Business or the Purchased Assets; and

               (xiv) the Beechcraft King Air A100.

          2.02. EXCLUDED ASSETS. The parties expressly acknowledge and agree that the Purchased Assets shall exclude the Excluded Assets.

          2.03.  BUYER OBLIGATIONS.

               Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, the Buyer agrees, from and effective as of the time of Closing, to (i) assume the Liabilities of the Seller with respect to the Transit Division Contracts pursuant to the terms and conditions of the TDC Assignments; (ii) assume the Liabilities of the Seller with respect to the Real Property Leases set forth in Section 3.09(d) of the Disclosure Schedule pursuant to the terms and conditions of the Lease Assignments; (iii) assume the Liabilities of the Seller with respect to the Contracts (other than Transit Division Contracts and the Real Property Leases), including the letters of credit/reimbursement agreements listed in item 4 of Schedule 2.03(a) and the Loan Agreement with the City of Pittsburg, California listed in item 5 of Schedule 2.03(a), pursuant to the Instrument of Assumption; (iv) assume the Liabilities of the Seller included on the Initial Statement of Net Assets To Be Sold that were necessarily incurred in performance of the Transit Division Contracts; (v) assume the Liabilities of the Seller that were necessarily incurred in performance of the Transit Division Contracts, in the ordinary course of the Seller's business, between August 27, 1995 and the Closing Date with respect to any of the foregoing; (vi) assume the Liabilities of the Seller with respect to item 7 of Schedule 2.03(a); and (vii) assume the Union Benefit Plans; PROVIDED, HOWEVER, that, notwithstanding anything herein to the contrary, the Buyer shall not assume (x) the Liabilities of the Seller with respect to any Restricted Contract unless and until all third party consents required for the assignment or transfer of such Restricted Contract have been obtained, (y) Liabilities arising out of any breach by the Seller of, or the failure of the Seller to perform, any provision of any Contract (other than the Transit Division Contracts), and (z) any Excluded Obligation, whether or not listed on Schedule 2.03(a). The obligations referred to in clauses (i) through (vii) above, as limited by the proviso above, other than the Excluded Obligations are hereafter referred to as the "Buyer Obligations." Anything in this Agreement to the contrary notwithstanding, the Buyer is not assuming and shall not assume any Liabilities of the Seller, or any of its Affiliates, whether presently in existence or arising hereafter, except the Buyer Obligations. The parties agree that the Buyer is not assuming any Benefit Plan other than the Union Benefit Plans, and that all Benefit Plans other than the Union Benefit Plans shall remain a Liability of the Seller.

          2.04.  ASSIGNMENT OF CONTRACTS.

          (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Restricted Contracts or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of the Buyer or the Seller thereunder.

          (b) With respect to each Transit Division Contract indicated with an asterisk on Schedule R3, prior to Closing the Seller shall have obtained the execution of a TDC Assignment between the Buyer and the Seller, consented to by the applicable Owner.

          (c) With respect to each Real Property Lease indicated with an asterisk on Section 3.09(d) of the Disclosure Schedule, prior to Closing the Seller shall have obtained the execution by the applicable other parties thereto of a Lease Assignment among the Buyer, the Seller and such other parties.

          (d) If the Seller is unable to obtain the execution of a consent to assignment from each of the other parties to any Restricted Contract prior to Closing, the Seller and the Buyer will cooperate in an arrangement reasonably satisfactory to the Buyer and the Seller under which the Buyer would obtain, to the extent practicable, the claims, rights and benefits, and perform the corresponding obligations thereunder, in accordance with this Agreement, including subcontracting, sub-licensing or subleasing to the Buyer, or under which the Seller would enforce for the benefit of the Buyer, with the Buyer performing the Seller's corresponding obligations thereunder, any and all claims, rights and benefits of the Seller against each other party thereto. The Seller will promptly pay to the Buyer when received all monies received by the Seller under or with respect to any Restricted Contract or any claim, right or benefit arising thereunder not transferred pursuant to this Section 2.04(d). To the extent that the Buyer receives rights and benefits from any Restricted Contract not transferred pursuant to this Section 2.04(d), the Buyer shall pay to the other contracting party to such contract all amounts owing to such other contracting party under such Restricted Contract. The parties agree that, with respect to the agreement between the Seller and Sumitomo/Nippon Sharyo, the arrangement described in that certain Resale Agreement dated as of October 10, 1995 between the Seller and the Buyer, secured by that certain Security Agreement dated as of October 10, 1995 by the Seller in favor of the Buyer, is a satisfactory arrangement for purposes of this Section 2.04(d). The Seller shall continue to use its best efforts after Closing to obtain the execution of a consent to assignment from each of the other parties to any Restricted Contract for which such consent was not obtained prior to Closing. Upon receipt of the consent of all Persons that are required to consent to the assignment of a Restricted Contract, the Seller shall transfer, assign and deliver such Restricted Contract to the Buyer, free and clear of all Liens, other than Permitted Liens.

          SECTION 2.05.  CONSIDERATION.

          (a) The consideration for the Purchased Assets (the "Consideration") (subject to adjustment pursuant to Section 2.08) is described below:

                    (i) the payment by the Buyer to the Seller the amount set forth on Exhibit 2.05(a);

                    (ii) the Seller acknowledges and agrees that the following constitutes value and consideration for the Purchased Assets: (w) pending the negotiation, execution and delivery of this Agreement, and contemporaneous with the T-Co Term Sheet, the Seller received value for the transactions contemplated in this Agreement in the form of the issuance by the Sureties, at the Seller's request, of the $25,000,000 Guarantee; (x) pending the negotiation, execution and delivery of this Agreement, and contemporaneous with the T-Co Term Sheet, the Banks extended the New Financing to the Seller; (y) at the request of the Buyer and the Seller, the Sureties have agreed to issue the New Bonds for the benefit of the Seller, based on, among other things, the consummation of the transactions herein contemplated, and the assurance that the aggregate value of the New Financing and the New Bonds Agreement is at least equivalent to the value of the Purchased Assets; and (z) had this Agreement not been entered into, an event of default with respect to the New Financing and all original financing provided by the Banks to or for the benefit of the Seller would have occurred, thus entitling the Banks (I) discontinue the New Financing, (II) accelerate certain existing financing or credit facilities to the Seller, or (III) enforce their rights as a secured party with respect to security interests in certain of the Seller's assets; and

               (iii) the Buyer's assumption of the Buyer Obligations from and effective as of the Closing pursuant to this Agreement.

          (b) The Buyer and the Seller shall prepare or obtain a reasonable valuation of the Purchased Assets. The Buyer and the Seller agree to allocate the Consideration among the Purchased Assets in accordance with the rules of
Section 1060 of the Internal Revenue Code and the regulations thereunder and in a manner entirely consistent with such valuation. The Buyer and the Seller further agree to act in accordance with such allocation in the filing of all tax returns (including filing Form 8594 with its Federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto.

          (c) Not later than ten (10) Business Days prior to the filing of their respective Form 8594 relating to this transaction, each party hereto shall deliver to the other party a copy of its Form 8594.

          2.06. CLOSING. The closing (the "Closing") of the purchase and sale of the Purchased Assets hereunder shall take place at the offices of Steptoe & Johnson in Washington, D.C. on the date hereof or such other date as the Buyer and the Seller shall mutually agree (the "Closing Date"). At the Closing:

               (i) The Seller shall deliver to the Buyer such bills of sale, certificates of title, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment, which in the case of Intellectual Property Rights, shall be documents immediately recordable in the respective countries of origin of such rights, as the Buyer shall deem reasonably necessary or appropriate to vest in the Buyer all of the Seller's right, title and interest in, to and under the Purchased Assets. Such instruments shall include:

                    (A) a bill of sale in the form of Exhibit 2.06(a)(i)(A) with respect to all of the Purchased Assets;

                    (B) assignments in the form of Exhibit 2.06(a)(i)(B) of all Intellectual Property Rights;

                    (C)  an opinion of counsel, dated as of the Closing Date;

                    (D)  the fairness opinion of a financial advisor;

                    (E) a bill of sale for the Beechcraft King Air A100 (which shall be executed at the Closing and delivered by the Seller to the Buyer in New York), accompanied by all other documentation necessary to record the sale of such airplane; and

                    (F) all other previously undelivered documents that this Agreement or the Closing List prepared in connection with the consummation of this Agreement requires the Seller to deliver to the Buyer at Closing.

          (ii) The Buyer shall deliver on behalf of the Seller the amount set forth on Exhibit 2.06(ii) by wire transfer in immediately available funds to such account(s) as the Agent under the Previous Credit Agreement shall specify in writing.

          (iii) The Buyer shall deliver on behalf of the Seller the amount set forth on Exhibit 2.06(iii) to Bank of America National Trust and Savings Association, as agent under the Previous Metra Banks Revolving Credit Agreement.

          (iv) The Seller and the Buyer shall enter into the Pledge and Security Agreement (Equipment Assets), in the form attached as Exhibit 2.06(iv), and the Bulk Sales Pledge and Security Agreement (Equipment Assets).

          (v) The Seller and the Buyer shall enter into the TDC Assignments, the Lease

Assignments and the Assignment Agreement.

          (vi) The Seller shall deliver to the Buyer (x) evidence satisfactory to the Buyer of the release of each Lien (other than Permitted Liens) relating to any of the Purchased Assets, and (y) evidence satisfactory to the Buyer that all borrowings and obligations under each of the Previous Credit Agreement and the Previous Metra Banks Revolving Credit Agreement have been paid and satisfied in full.

          (vii) The Buyer shall deliver to the Seller the Instrument of Assumption and the Assignment Agreement.

          (viii)The Buyer shall deliver to the Seller an opinion of counsel, dated as of the Closing Date.

          (ix) The Buyer shall deliver to the Seller all other previously undelivered documents that this Agreement or the Closing List prepared in connection with the consummation of this Agreement requires the Buyer to deliver to the Seller at Closing.

          2.07.  CLOSING STATEMENT OF NET ASSETS TO BE SOLD.

          (a) As promptly as practicable after the Closing Date, the Seller shall cause the preparation of the Closing Statement of Net Assets To Be Sold and shall engage Deloitte & Touche to audit it in accordance with generally accepted auditing standards, for the purpose of rendering an opinion thereon (the "Closing Deloitte & Touche Report"). The Closing Statement of Net Assets To Be Sold shall be prepared in accordance with GAAP; however, the following shall be excluded from such statement: reserves for losses on completion of transit car contracts, inventory valuation allowances, reserves for future warranty costs and liabilities for purchase contract penalties (GAAP, together with such exclusions is hereinafter referred to as the "Basis of Accounting"). The Closing Deloitte & Touche Report shall express Deloitte & Touche's opinion that the Closing Statement of Net Assets To Be Sold presents fairly, in all material respects, the Closing Net Assets To Be Sold in conformity with the Basis of Accounting at the Closing Date.

          In addition to rendering the Deloitte & Touche Closing Report, Deloitte & Touche will also examine disbursements during the period from July 1, 1995 to the Closing Date and Liabilities at the Closing Date, using certain agreed upon procedures as set forth in Exhibit 2.07 (the "Agreed Upon Procedures") for the purpose of rendering a report (the "Agreed Upon Procedures Report"). The Agreed Upon Procedures Report shall state the procedures performed and the results of performing such procedures.

          As promptly as practicable, but in any case not later than sixty (60) days (or such longer period as the Buyer and the Seller shall agree in writing) after the Closing Date (the "Report Delivery Date"), the Seller shall cause the proposed form of Closing Statement of Net Assets To Be Sold and a draft of the Closing Deloitte & Touche Report and the Agreed Upon Procedures Report to be delivered to the Buyer. For a period of fifteen (l5) Business Days after the Report Delivery Date, the Buyer and the Seller shall be entitled to review the proposed Closing Statement of Net Assets To Be Sold and the draft of the Closing Deloitte & Touche Report and the Agreed Upon Procedures Report (and any employees of the Seller and officers of the Buyer of the level of controller or above shall be entitled to access to Deloitte & Touche's work papers prepared in connection with its draft reports) and to submit in writing any suggestions for changes thereto to Deloitte & Touche. Any suggestions submitted to Deloitte & Touche shall concurrently be submitted to the Buyer or the Seller, as applicable. For a period of fifteen (15) Business Days after the expiration of such fifteen (l5) Business Day period, the Buyer and the Seller shall consult with each other and with Deloitte & Touche to determine if any such suggested changes may be resolved to the mutual satisfaction in writing of the Buyer and the Seller.

          Within fifteen (15) Business Days after the Report Delivery Date, the Buyer shall deliver to the Seller a statement identifying (i) any disbursements made from July 1, 1995 to the Closing Date by or on behalf of the transit division of the Seller that the Buyer contends were not Necessary for the Business (each, a "Buyer Reimbursable Disbursement") and (ii) any overhead allocated by the Seller to its transit division from July 1, 1995 to the Closing Date that the Buyer contends constitutes Excluded Overhead that have not been previously reimbursed to the Buyer or the transit division of the Seller and either applied as described in Section 3.24 of this Agreement or acquired by the Buyer at the Closing (a "Buyer Reimbursable Overhead Payment"). The Seller has determined that there were checks aggregating $4,232,069.94 that had been written prior to July 1, 1995 but did not clear until on or after July 1, 1995. Based on such determination, for purposes of this Section 2.07, the parties agree that $3,239,967.63 of that amount is to be considered a post-July 1, 1995 disbursement and that $992,102.31 of that amount is to be considered a pre-July 1, 1995 disbursement.

          Within fifteen (15) Business Days after the Report Delivery Date, the Seller shall deliver to the Buyer a statement identifying (i) any disbursements made from July 1, 1995 to the Closing Date by or on behalf of the Seller (excluding its transit division) or any MK Affiliate that the Seller contends were Necessary for the Business and that have not been previously reimbursed to the Seller (excluding its transit division) or any MK Affiliate (a "Seller Reimbursable Disbursement") and (ii) any overhead items on the 1995 Proposed Overhead Budget allocable to the Seller's transit division from July 1, 1995 to the Closing Date that does not constitute Excluded Overhead that has not been previously reimbursed to the Seller (excluding its transit division) or any MK Affiliate (a "Seller Reimbursable Overhead Payment"). The Buyer and Seller shall have fifteen (15) Business Days from the date of delivery of the foregoing statements to reach agreement as to the amount required to be paid by either party to the other party in accordance with the foregoing statements. To the extent the Buyer and the Seller agree on the amounts required to be paid by either to the other, the party owing such amount shall pay such amount to the other within five (5) Business Days after reaching such agreement.

          If the Buyer and Seller are unable to reach agreement with respect to any suggested changes to the Closing Statement of Net Assets To Be Sold (the "Unresolved Changes") and/or amounts required to be paid by either party to the other by the end of the applicable periods specified above, then the matter(s) shall be submitted to arbitration in accordance with section 9.04 and 10.04 hereof. At the completion of the arbitration process, the resolution of the Unresolved Changes shall be reflected in the Closing Statement of Net Assets To Be Sold, which statement, and the executed Closing Deloitte & Touche Report and the executed Agreed Upon Procedures Report, shall be final and binding upon the parties hereto. In addition, the decision of the arbitrator as to the amount of any Buyer Reimbursable Disbursement, Buyer Reimbursable Overhead Payment, Seller Reimbursable Disbursement or Seller Reimbursable Overhead Payment shall be final and binding upon the parties hereto.

          All fees, costs, and expenses (including attorneys' fees and expenses) incurred by the party that prevails in any such arbitration may be assessed against the party that does not prevail in such arbitration. This provision for arbitration shall be specifically enforceable by the parties. No statement made in the footnotes to either Net Assets Statement shall expand or reduce the Liabilities that come within the definition of Buyer Obligations as set forth in this Agreement.

          Notwithstanding any other provision of this Section 2.07, neither the Buyer nor the Seller shall be obligated to pay any amount to the other pursuant to Section 2.07 or Section 2.08 based on the audit of the Closing Statement of Net Assets To Be Sold or the Agreed Upon Procedures Report, except for Buyer Reimbursable Disbursements, Buyer Reimbursable Overhead Payments, Seller Reimbursable Disbursements, and Seller Reimbursable Overhead Payments.

          For purposes of this Section 2.07, (i) "Necessary for the Business" means necessarily incurred in performance of the Transit Division Contracts in the ordinary course of the Business, and (ii) "Excluded Overhead" means "401(k) and SERP Expenses", "Legal and Audit Services", "Professional and Consulting Services", and "other Outside Services" as those terms are used in the 1995 Proposed Overhead Budget attached as an exhibit to the Indemnification and Reimbursement Agreement.

          (b) The Buyer shall provide all reasonable assistance and cooperation of its employees and representatives to assist in the preparation of the Closing Statement of Net Assets To Be Sold, and the Seller shall require Deloitte & Touche to allow the Buyer and its auditors to examine all of the auditors' work papers (including observation of inventories, review of open contracts and all memoranda prepared in connection with the completion of the Closing Statement of Net Assets To Be Sold and the preparation of the Closing Deloitte & Touche Report and the Agreed Upon Procedures Report), schedules and other documents prepared in connection with the preparation of the Closing Statement of Net Assets To Be Sold. The right to examine work papers, schedules and documents shall continue after completion of the examination.

          2.08.  REIMBURSEMENTS.

          (a) To the extent that the arbitrator determines that there is any Buyer Reimbursable Disbursement, Buyer Reimbursable Overhead Payment, Seller Reimbursable Disbursement, or Seller Reimbursable Overhead Payment, the Seller shall pay the amount of any Buyer Reimbursable Disbursement and Buyer Reimbursable Overhead Payment to the Buyer, and the Buyer shall pay the amount of any Seller Reimbursable Disbursement and Seller Reimbursable Overhead Payment to the Seller, within fifteen (15) days of the completion of the arbitration.

          (b) Any payments pursuant to this Section 2.08 shall be made in immediately available funds by wire transfer to an account designated by the recipient at least two (2) Business Days prior to the payment date. The amount of any payment to be made pursuant to this Section 2.08 shall bear interest from and including the Closing Date (but excluding the date of payment) through the date of payment in full, at a rate per annum equal to the Reference Rate. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days.



                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS


          The Seller hereby represents and warrants to the Buyer as follows:

          3.01. CORPORATE EXISTENCE AND POWER. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on the Business as now conducted. The Seller is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on the Business as now conducted. Section 3.01 to the Disclosure Schedule sets forth those jurisdictions in which the Seller is qualified to do business. Section 3.01 of the Disclosure Schedule includes true and complete copies of the certificates of incorporation, bylaws and other charter documents of the Seller as currently in effect.

          3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby are within the Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of the Seller, the Seller's Affiliates and the Seller's shareholders. This Agreement constitutes the legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

          3.03.  SUBSIDIARIES.  The Seller has no Subsidiaries.

          3.04.  GOVERNMENTAL AUTHORIZATION.

          The execution, delivery and performance by the Seller of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority (other than the Owners) other than:

          (i) compliance with any applicable requirements of the Exchange Act;

          (ii) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement or described in Section 3.15(b) of the Disclosure Schedule; and

          (iii) any actions, consents, approvals or filings which if not obtained would not have a Material Adverse Effect.

          3.05. NON-CONTRAVENTION. The execution, delivery and performance by the Seller of this Agreement do not and will not: (a) (i) contravene or conflict with the certificate of incorporation, bylaws or other charter documents of the Seller; (ii) assuming compliance with the matters referred to in Section 3.04 and receipt of the Required Consents, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Business or any of the Purchased Assets; and (iii) assuming compliance with the matters referred to in Section 3.04 and receipt of the Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Seller is entitled under any Contract or any license, franchise, permit or similar authorization relating to the Business or included in any of the Purchased Assets or by which the Business or the Purchased Assets may be bound, except, for any of the foregoing described in clause (iii) hereof, as would not have a Material Adverse Effect or are described in Section 3.05 of the Disclosure Schedule, or (b) result in the creation or imposition of any Lien on any Purchased Asset, other than Permitted Liens.

          3.06. FINANCIAL STATEMENTS AND REPORTS. (a) The Seller has delivered to the Buyer the financial statements described in Section 3.06(a) of the Disclosure Schedule. Except as set forth in Section 3.06(a) of the Disclosure Schedule, such financial statements have been prepared based on the books and records of the Seller and have been prepared in accordance with GAAP, consistent with past practice. All management letters and all other letters, reports and other documents delivered to the Seller or any of its Affiliates by Deloitte & Touche (or any previous auditors of the Seller, its Affiliates, or any of them) relating to the results of operations, financial statements or internal controls of the Seller insofar as the same may pertain to the Business or any of the Purchased Assets or the Buyer Obligations during any period from and after January l, 1993 are included as part of Section 3.06(a) of the Disclosure Schedule.

          (b) No report filed since January l, 1992 by the Seller or any predecessor thereof (and not withdrawn) with the Securities and Exchange Commission under the Exchange Act contained on the date of filing any untrue statement of a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for untrue statements or omissions which were corrected in or superseded by a subsequent filing under the Exchange Act, without regard to any such filings by MK Rail Corporation or MK Gold Company.

          (c) Since January l, 1992 there has been no material disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended) between the Seller and its independent auditing firm(s) concerning any aspect of the manner in which the Seller maintained or maintains its books and records insofar as the same relate to the Business or any of the Purchased Assets or Buyer Obligations, or the manner in which any of the foregoing has reported upon the financial condition and results of operations of the Business or any of the Purchased Assets or Buyer Obligations since such date, that has not been resolved to the satisfaction of the relevant independent auditing firm.

          3.07. INITIAL STATEMENT OF NET ASSETS TO BE SOLD. The Initial Statement of Net Assets To Be Sold and the Financial Statements of the MK Transit Group as of August 27, 1995 (upon which the Initial Statement of Net Assets To Be Sold was based) each was prepared based on the books and records of the Seller, is true and complete, and accurately and fairly presents the net assets of the Business to be transferred pursuant to this Agreement in conformity with the basis of presentation as described therein, except for any reduction in the value of the assets listed therein resulting from the Customer Concessions. The assets and liabilities included on the face of the Initial Statement of Net Assets To Be Sold have been prepared in accordance with GAAP in effect on August 27, 1995 and include all of the assets and Liabilities of the Business as of August 27, 1995, except for those specifically excluded from the Statement by the provisions of this Agreement.

          3.08.  ABSENCE OF CERTAIN CHANGES.  Except as set forth in Section
3.08 of the Disclosure Schedule, since July 1, 1995, the Business has been conducted in the ordinary course, and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts or change in the Purchased Assets or the Business (including any damage, destruction or other casualty loss, but excluding any event, occurrence, development or state of circumstances or facts or change resulting from changes in general economic conditions) affecting the Business or any Purchased Asset which has had or which may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect;

          (b) (i) any incurrence, assumption or guarantee of any indebtedness for borrowed money by the Seller in connection with the Business or any of the Purchased Assets, (ii) any incurrence of any Liability relating to a documentary or standby letter of credit by the Seller in connection with the Business or any of the Purchased Assets, (iii) any incurrence of any other Liability by the Seller in connection with the Business or any of the Purchased Assets, other than in each such case referred to in this clause (iii) in the ordinary course of business, or (iv) any change in any Buyer Obligations other than in the ordinary course of business;

          (c) any creation, assumption or sufferance of the existence of any Lien on any Purchased Asset (other than Permitted Liens);

          (d) any transaction or commitment made, or any Contract entered into, by the Seller relating to the Business or any Purchased Assets (including the acquisition or disposition of any Purchased Assets), or any waiver, amendment, termination or cancellation of any Contract by the Seller, or any relinquishment of any rights thereunder by the Seller or of any other right or debt owed to the Seller relating to the Business or the Purchased Assets, other than in each such case actions (i) taken in the ordinary course of business or (ii) otherwise permitted or contemplated by this Agreement;

          (e) other than severance pay, retention bonuses and similar compensation that arise under agreements, plans or arrangements in existence as of July 1, 1995 and that are solely the responsibility of Seller or its Affiliates, any (i) grant of any severance, continuation or termination pay to any officer or employee of the Seller who is employed in connection with the Business, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any officer or employee of the Seller who is employed in connection with the Business, (iii) increase in benefits payable or potentially payable under any severance, continuation or termination pay policies or employment agreements with any officer or employee of the Seller who is employed in connection with the Business (other than increases resulting from termination of employment), (iv) increase in compensation, bonus or other benefits payable or potentially payable to officers or employees of the Seller who is employed in connection with the Business other than in the ordinary course of business, (v) change in the terms of any bonus, pension, insurance, health or other employee benefit plan or arrangement of the Seller with respect to any officer or employee of the Seller who is employed in connection with the Business, or (vi) prior to the Closing Date, any transfer of an employee of the Seller or any Affiliate thereof to the Business;

          (f) any loan to or guarantee or assumption of any loan or obligation by the Seller on behalf of any director, officer or employee of the Seller involved in the Business, except travel advances occurring in the ordinary course of business;

          (g) any change by the Seller related to the Business or any of the Purchased Assets in the Seller's accounting principles, methods or practices or in the manner it keeps its books and records;

          (h) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of the Seller involved in the Business, who were not subject to a collective bargaining agreement on July 1, 1995, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any such employees;

          (i) with respect to the Business or any of the Purchased Assets, any writing down the value of the Inventories for any reason, or writing off as uncollectible any notes or accounts receivable except writedowns and writeoffs, in the ordinary course of business and consistent with past practices, that, individually and in the aggregate, are immaterial in amount; or

          (j) with respect to the Business or any of the Purchased Assets, any canceling of debts payable of substantial value to the Seller or waiving of claims or rights of substantial value.

          3.09.  PROPERTIES; LEASES; TANGIBLE ASSETS.

          (a) Except as disclosed in Section 3.09(a) of the Disclosure Schedule, the Seller owns and has good, valid and marketable title to or, in the case of leased properties, a good, valid and marketable leasehold interest in, all of the Purchased Assets, including all such assets (real, personal or mixed, tangible or intangible (including the Intellectual Property Rights, as defined in Section 3.19)) reflected in the Initial Statement of Net Assets To Be Sold, except those assets disposed of in the ordinary course of business after August 27, 1995. The Seller holds title to each such property and asset free and clear of all Liens, except Permitted Liens, and, to the knowledge of the Seller, free and clear of all adverse claims, easements, rights of way, servitudes, zoning or building restrictions, or any other rights of others or other adverse interests of any kind, including leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively, "Encumbrances"), except Permitted Liens. Except as disclosed in Section 3.09(a) of the Disclosure Schedule, to the Seller's knowledge, there are no governmental assessments, charges or claims (other than Taxes) the payment of which is not yet due, which would create a Lien on any of the Purchased Assets, except Permitted Liens.

          (b) Except as disclosed in Section 3.09(b) of the Disclosure Schedule, to the knowledge of the Seller, all material tangible properties and assets included in the Purchased Assets (other than inventory) and the Real Property are adequate for the uses to which they are currently put in the conduct of the Business, and are in all material respects structurally sound and are in good operating condition and repair and no properties or assets Attributable to the Business are in need of replacement, maintenance or repair except for routine replacement, maintenance and repair which are not material in nature or cost.

          (c) the Seller does not own any real property that is Attributable to the Business.

          (d) Section 3.09(d) of the Disclosure Schedule sets forth all personal property leases requiring annual lease payments in excess of $25,000 to which the Seller is a party or by which it is bound and that are Attributable to the Business and all real property leases (such section of the Disclosure Schedule describing separately those leases relating to real property the "Real Property Leases" and those leases relating to personal property and indicating where appropriate those leases which have been recorded for tax, protection of title of interest, or other purposes) entered into in connection with the Business (the "Leases"). With respect to the Real Property Leases and the Leases, there exist no defaults or violations by the Seller or, to the Seller's knowledge, any default or violation or threatened default or violation by any third party thereunder that has affected or could reasonably be expected to affect the rights and privileges thereunder of the Seller. The

Buyer expressly agrees and acknowledges that it shall not be a breach of the representations set forth in this Section 3.09(d) if the Seller fails to include in the list of Leases set forth in Section 3.09(d) of the Disclosure Schedule any Lease that requires an annual payment of less than $25,000; provided, that the aggregate annual payments due under all such omitted Leases does not exceed $250,000.

          (e) Except as disclosed in Section 3.09(e) of the Disclosure Schedule, with respect to any property subject to any of the Real Property Leases (the "Real Property"), to the knowledge of the Seller, there exists no applicable restrictive covenant, zoning ordinance, building code, use or occupancy restriction, or any violation of any such ordinance, code or restriction, or any condemnation action or proceeding with respect thereto, that will interfere with the assignment thereof to the Buyer pursuant hereto or will materially interfere with the enjoyment thereof by the Buyer following the Closing in the conduct of the Business.

          (f) Except as disclosed in Section 3.09(f) of the Disclosure Schedule, to the knowledge of the Seller, none of the buildings and structures located on any Real Property nor any appurtenances thereto or equipment thereon, nor the operation or maintenance thereof, violates any restrictive covenants or encroaches on any property owned by others, except for such violations or encroachments, if any, that do not have a Material Adverse Effect. To the knowledge of the Seller, no condemnation proceeding is pending or threatened which would preclude or impair the use of any Real Property for the uses permitted under the Real Property Leases. No expropriation proceeding is pending, or to the Seller's knowledge threatened, with respect to the Business or any of the Purchased Assets.

          3.10. SUFFICIENCY OF PURCHASED ASSETS. The Purchased Assets (together with sufficient working capital and except for nontransferable Permits listed in Section 3.15(b) of the Disclosure Schedule, appropriate arrangements with employees, qualifications to do business and any Restricted Contracts with respect to which a consent to assignment has not been obtained) include all rights, properties, and other assets necessary to permit the Seller to conduct the Business in all material respects in the same manner as the Business has been conducted prior to the Closing Date. Upon consummation of the assignment, transfer and conveyance by the Seller to the Buyer of all of the Purchased Assets, the Buyer will own or otherwise be vested with all rights, interests, assets and properties necessary (together with sufficient working capital and appropriate arrangements with employees) to permit the Buyer to conduct the Business immediately after the Closing in all materials respects in the same manner as the Business has been conducted prior to the Closing Date, excluding Restricted Contracts with respect to which a consent to assignment has not been obtained, nontransferable Permits listed in Section 3.15(b) of the Disclosure Schedule and qualifications to do business. The Purchased Assets include all of the material assets that are currently being used in the conduct of the Business by the Seller, except as set forth in Section 3.10 of the Disclosure Schedule.

          3.11. AFFILIATES. Section 3.11 of the Disclosure Schedule sets forth a correct and complete list of all Affiliates of the Seller other than natural Persons.

          3.12. LOCATION OF PURCHASED ASSETS. Except for Purchased Assets in transit and on the premises of vendors in Pennsylvania, Alabama, Minnesota, South Carolina and Japan, none of the Purchased Assets physically reside in any state other than California, Illinois, New York or Ohio.

          3.13.  LITIGATION.

          (a) Except as disclosed in Section 3.13(a) of the Disclosure Schedule:
(i) there are no actions, suits, hearings, inquiries, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person (collectively, "Proceedings") pending or threatened, against or affecting the Business or any of the Purchased Assets; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority affecting any of the Purchased Assets or the Business. Without limiting the generality of the foregoing, Section 3.13(a) of the Disclosure Schedule sets forth a correct and complete listing of the Seller's product liability claims experience, Bureau of Labor Statistics Log and Summary of Occupational Injuries and Illnesses (which accurately and completely describes all recordable injuries and illnesses) and workers' compensation experience losses and claims, including potential liabilities for violation of federal and state safety rules (including OSHA), relating to the Business during the five years immediately preceding the date hereof.

          (b) Except as set forth in Section 3.13(b) of the Disclosure Schedule, there are no Proceedings pending or threatened, against the Seller, the Business or the Purchased Assets which seek to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent the Seller from complying with the terms and provisions of this Agreement.

          3.14.  CONTRACTS AND BIDS.

          (a) Section 3.14(a) of the Disclosure Schedule sets forth an accurate and complete list of all Contracts in effect as of the date of this Agreement. Without limiting the generality of the foregoing and without regard to whether any of the following are necessary for the conduct of the Business, Section 3.14(a) of the Disclosure Schedule identifies by date and the parties thereto the following):

          (i) each Contract between the Seller Attributable to the Business or relating to any of the Purchased Assets and (y) any supplier of the Business, or
(z) any customer (including Governmental Authorities) of the Business;
          (ii) each agreement or arrangement of the Seller Attributable to the Business that requires the payment or incurrence of Liabilities by the Seller subsequent to August 27, 1995;
          (iii) all contracts relating to, and evidences of, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), Attributable to the Business or relating to any Purchased Asset or otherwise constituting a Buyer Obligation;
          (iv) all license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of the products or services of the Business other than any such agreement terminable without penalty to the Seller or the Buyer upon thirty (30) days' or less notice to the other party thereto;
          (v) all teaming or similar agreements or arrangements to which the Seller is a party that are Attributable to the Business or relate to any of the Purchased Assets;
          (vi) all Government Contracts under which the Seller is the prime contractor ("Prime Government Contracts") and all other Government Contracts to which the Seller is a party that, in either case, are Attributable to the Business or relate to any Purchased Asset;
          (vii) all Restricted Contracts to which the Seller is a party that are Attributable to the Business or relate to any Purchased Asset; and
          (viii) all partnership, joint venture or other similar contracts, arrangements or agreements that are Attributable to the Business as a result of which the Seller owns, directly or indirectly, an equity interest (whether as a limited or general partner, as a shareholder or otherwise) and each agreement, obligation or commitment to which the Seller is subject to make any investment in or loan or advance to any joint venture, partnership, corporation or other business enterprise described in this clause (viii) of this Section 3.14(a).

          The Buyer expressly agrees and acknowledges that it shall not be a breach of the representations set forth in this Section 3.14(a) if the Seller fails to include in the list of Contracts set forth in Section 3.14(a) of the Disclosure Schedule any Contract that requires an annual payment of less than $25,000; provided, that the aggregate annual payments due under all such omitted Contracts does not exceed $250,000.

          (b) Except as disclosed in Section 3.l4(b) of the Disclosure Schedule and other than with respect to accounts receivable, each Contract is a legal, valid and binding obligation of the Seller and each other party thereto, enforceable against the Seller and each such other party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and neither Seller nor any other party thereto is in material default or has failed to perform any material obligation thereunder.

          (c) Except as disclosed in Section 3.14(c) of the Disclosure Schedule, the Seller has not submitted any Bid that is Attributable to the Business which is currently outstanding.

          3.15.  PERMITS; REQUIRED CONSENTS.

          (a) Section 3.15(a) of the Disclosure Schedule sets forth all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities and other Persons (other than qualifications to do business) that are necessary for the operation of the Purchased Assets in substantially the same manner as currently operated by the Seller or are Attributable to the Business (the "Permits"), including all such permits and approvals relating to the discharge of by-products and waste material into a public waste discharge system.

          (b) Section 3.15(b) of the Disclosure Schedule lists (i) except for qualifications to do business, each governmental or other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver (each, a "Required Governmental Approval") that is required under Applicable Law to be obtained by the Seller by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any Permit and (ii) each Contract with respect to which, pursuant to the terms thereof, the consent of the other party or parties thereto must be obtained by the Seller by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, to avoid a breach or default thereunder (each, a "Required Contractual Consent" and collectively with the Required Governmental Approvals, the "Required Consents"). Except as set forth in Section 3.15(b) of the Disclosure Schedule, each Permit is valid and in full force and effect and, assuming the related Required Consents have been obtained prior to the Closing Date, are, or will be, transferable by the Seller and none of the Permits will, assuming the related Required Consents have been obtained prior to the Closing Date, be terminated or become terminable or impaired as a result of the transactions contemplated hereby.

          3.16. COMPLIANCE WITH LAWS. Except as set forth in Section 3.16 of the Disclosure Schedule, (a) the operation of the Business and condition of the Purchased Assets do not violate or infringe any Applicable Law, or any order, writ, injunction or decree of any Governmental Authority, and (b) the Seller has not received any notification of any asserted present or past infringement or violation of any Applicable Law that is continuing.

          3.17.  EMPLOYMENT MATTERS.

          (a) Section 3.17(a) of the Disclosure Schedule contains a complete and accurate list of each collective bargaining agreement or other labor or consulting agreement (including, in each case, all supplements, amendments, modifications and side agreements relating thereto, whether in writing or oral) that is Attributable to the Business and (i) to which the Seller or any of its Affiliates is a party or by which it or they are bound, (ii) which covers employees of the Business and (iii) which may affect in any way the Purchased Assets or Buyer Obligations.

          (b) Except as set forth in Section 3.17(b) of the Disclosure Schedule, and with respect to the Business:
     (i) the Seller and its Affiliates are in compliance with all Applicable Laws of all Governmental Authorities having jurisdiction over the Seller or any of its Affiliates respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practice;
     (ii) there is no unfair labor practice complaint pending or threatened against the Seller or any of its Affiliates before the National Labor Relations Board;
     (iii) there is no labor strike, or slowdown or stoppage pending or threatened against or affecting the Seller or any of its Affiliates, and neither the Seller nor any of its Affiliates has experienced any such event since January 1, 1992;
     (iv) since January 1, 1992, no representation petition under Section 9 of the National Labor Relations Act has been filed at the National Labor Relations Board;
     (v) no grievance or arbitration proceeding arising out of or under collective bargaining agreements of the Seller or any of its Affiliates is pending or threatened;
     (vi) there is no unfair labor practice charge or complaint pending or threatened with respect to a Seller or any of its Affiliates arising out of this transaction;
     (vii) there are no pending or threatened charges, claims or complaints relating to the Business before the Office of Federal Contract Compliance Programs, the Equal Employment Opportunity Commission, any similar state or local agency, or any court of competent jurisdiction under E.O. 11246 (as amended), the Civil Rights Act, the Age Discrimination in Employment Act, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, or any similar federal, state or local statute prohibiting discrimination in employment; and
     (viii) neither the Seller nor any of its Affiliates is liable, on account of this transaction, for any severance pay or other payments arising from the termination of employment of any employee or former employee of the Seller or any of its Affiliates that will become an employee of the Buyer.
          (c) Section 3.17(c) of the Disclosure Schedule sets forth the name of each highly compensated employee (as defined in Section 414(p) of the Code) employed in the Business as of December 31, 1994, and his or her total wages, commissions and bonuses as reported on Form W-2 for the year ending on such date. None of such persons, except as set forth in Section 3.17(c) of the Disclosure Schedule, has announced an intention to his or her immediate supervisor or to any other Person to cancel or otherwise terminate such person's relationship with the Seller or any of its Affiliates.

          (d) The Seller and its Affiliates, consistent with past practices, will have paid to all employees of the Business all wages, salaries, commissions and bonuses for services rendered prior to the Closing Date, except (i) as accrued on the Initial Statement of Net Assets To Be Sold, (ii) as set forth on
Section 3.17(d) of the Disclosure Schedule or (iii) relating to vacation pay for non-union employees of the Business. This representation is not intended to require the Seller and its Affiliates to disclose severance pay, retention bonuses and similar compensation which the Seller or its Affiliates are solely responsible to pay arising from the Seller's or its Affiliates termination of employment of any employee or former employee of the Seller or any of the Seller's Affiliates on account of this transaction.

          (e) Except as set forth on Section 3.17(e) of the Disclosure Schedule, since January 1, 1995, neither the Seller nor any of its Affiliates has incurred any Liability under the Worker Adjustment and Retraining Notification Act ("WARN"), as amended from time to time, or any similar state or federal law with respect to employees of the Business.

          (f) Section 3.17(f) of the Disclosure Schedule sets forth a true and complete list of the wage rates for non-salaried and salaried employees of the Business by classification.

          3.18.  COMPLIANCE WITH ERISA.

          (a) Neither the Seller nor any of its Affiliates within the meaning of Section 414(b) or (c) of the Code (as defined in Section 7.01) (and, for purposes of Section 412(n) of the Code, Sections 414(n) and (o) of the Code) (hereinafter "ERISA Affiliates"), maintains or contributes to any employee pension benefit plan, any multiemployer plan or any employee welfare benefit plan (as those terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that covers employees of the Business, other than those listed on Section 3.18(a) of the Disclosure Schedule ("Benefit Plans"). Neither the Seller nor any of its ERISA Affiliates maintains any stock option, stock bonus, restricted stock, phantom stock or similar plan that covers employees of the Business other than those listed on Section 3.18(a) of the Disclosure Schedule, and all employees covered by such plans are listed on Section 3.18(a) of the Disclosure Schedule.

          (b) There are no Liens pending against the Seller or any ERISA Affiliates under Code Section 412(n) and there is no basis for such a Lien. All premium payments due to the PBGC under Section 4007 of ERISA have been or will be timely made before the Closing Date. As of the Closing Date, neither the Seller nor any of its ERISA Affiliates has adopted an amendment which would be subject to the security requirements of Code Section 401(a)(29).

          (c) None of the pension plans subject to Title IV of ERISA maintained by the Seller or any ERISA Affiliate has been completely or partially terminated, other than in a "standard termination," within the meaning of
Section 4041(b) of ERISA, with respect to which there is any further outstanding liability to the plan or the PBGC, nor has been the subject of a "reportable event" (as that term is defined in Section 4043 of ERISA and regulations thereunder) as to which either (i) notices would be required to be filed with the PBGC; or (ii) penalties have not been waived under PBGC Technical Update 95-
3. The PBGC has not instituted proceedings to terminate any such plan pursuant to Subtitle 1 of Title IV of ERISA, and there is no pending or threatened action, proceeding or investigation under Title IV of ERISA against or involving any such plan. There are no liens pending against the Seller or any ERISA Affiliate under Section 4068 of ERISA and there is no basis for such a lien.
The PBGC has not instituted or threatened to institute any action against the Seller or its ERISA Affiliates under sections 4063, 4064 or 4062(e) of ERISA.

          (d) The Seller has not represented to the employees (or any former employees) of the Business that the Buyer will provide any form of retiree medical benefits.

          (e) Except for multiemployer Union Benefit Plans not maintained or sponsored by the Seller but to which the Seller contributes or is obligated to contribute, each Union Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Union Benefit Plans.

          3.19.  INTELLECTUAL PROPERTY.

          (a) Section 3.19(a) of the Disclosure Schedule sets forth a complete and correct list of each patent, patent application and docketed invention of the Seller, by date and germane case or docket number and country of origin, and each license or licensing agreement of the Seller, by date, term and the parties thereto, for each patent and patent application, and a summary description of each invention or customized (by modification of source code) computer program, Attributable to the Business (each of the foregoing being hereinafter referred to as the "Patents and Licenses").

          (b) Section 3.19(b) of the Disclosure Schedule sets forth a complete and correct list of each trademark, trade name, trademark or tradename registration or application, and copyright registration or application for copyright registration of the Seller, by date and germane case or docket number and country of origin, and each license or licensing agreement, by date and the parties thereto, for each trademark or copyright license or application, relating to any Purchased Asset or Attributable to the Business (each of the foregoing being hereafter referred to as the "Trademarks and Copyrights" and collectively with the Patents and Licenses, the "Intellectual Property Rights").

          (c) Except as disclosed in Section 3.19(c) of the Disclosure Schedule, neither the Seller nor any of its Affiliates has during the three years preceding the date of this Agreement been a party to any Proceeding as to which there is a reasonable possibility of a determination adverse to the Seller that involved or may involve a claim of infringement by any Person (including a Governmental Authority) of any Intellectual Property Right, nor does the Seller have any reason to believe that it or any of its Affiliates may become a party to any Proceeding as to which there is a reasonable possibility of a determination adverse to the Seller that involved or may involve a claim of infringement by any Person (including a Governmental Authority) of any Intellectual Property Right that would be expected to have a Material Adverse Effect. Except as disclosed in Section 3.19(c) of the Disclosure Schedule, no Intellectual Property Right (other than the name "Morrison Knudsen", "MK" or any derivative thereof) is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Seller or any of its Affiliates or restricting the licensing thereof by the Seller to any Person, and there is no valid basis for a claim to restrict the use thereof by the Seller. The use of the Intellectual Property Rights does not conflict with, infringe upon or violate any patent, patent license, patent application, trademark, tradename, trademark or tradename registration, copyright, copyright registration, service mark, brand mark or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes, or any similar rights, of any Person.

          (d) Except as set forth in Section 3.19(d) of the Disclosure Schedule, the Seller either owns the entire right, title and interest in, to and under, or has acquired in connection with the acquisition of Equipment or Inventory all necessary licenses to use, any and all inventions, processes, computer programs, know-how, formulae, trade secrets, patents, chip designs, mask works, trademarks, tradenames, brand names and copyrights Attributable to the Business. No other inventions, processes, computer programs, know-how, formulae, trade secrets, patents, chip designs, mask works, trademarks, tradenames, brand names, copyrights, licenses or applications for any of the foregoing are necessary to conduct the Business in all material respects in the same manner as the Business has been conducted prior to the Closing Date.

          3.20. ADVISORY AND LEGAL FEES. Except for the legal counsel retained by the Seller in connection with this Agreement, the financial advisors providing the fairness opinion, and Bear, Stearns (if any fees or expenses are owed), whose fees and expenses will be paid by the Seller, there is no other investment banker, broker, finder, counsel or other intermediary or advisor which has been retained by or is authorized to act on behalf of the Seller or any of its Affiliates who might be entitled to any fee, commission or reimbursement of expenses from the Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

          3.21.  ENVIRONMENTAL COMPLIANCE.

          (a) Except as set forth in Section 3.21(a) of the Disclosure Schedule, the Seller has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, which are required under any Environmental Law and that are Attributable to the Business or relate to the Purchased Assets. Section 3.21(a) of the Disclosure Schedule sets forth (i) all permits, licenses and other authorizations issued under any Environmental Law to the Seller that are Attributable to the Business or relate to the Purchased Assets, and (ii) a description and good faith estimate by the Seller of the costs of all capital expenditures through September 22, 1997 that, to the knowledge of the Seller, are reasonably expected to be necessary to maintain or continue to be qualified for each such permit, license or other authorization.

          (b) Except as set forth in Section 3.21(b) of the Disclosure Schedule, the Seller is in full compliance with all terms and conditions of all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) required under all Environmental Laws and that are Attributable to the Business or that relate to the Purchased Assets or any, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables required or imposed under all Environmental Laws.

          (c) Except as set forth in Section 3.21(c) of the Disclosure Schedule, there is no pending or, to the Seller's knowledge, threatened, Proceeding, citation or notice of violation under any Environmental Law relating to the Business or any of the Purchased Assets.

          (d) Except as set forth in Sections 3.21(a) through (c) of the Disclosure Schedule, with respect to the Business and the Purchased Assets, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans which may interfere with or prevent continued compliance with any Environmental Law or with any approvals, authorizations, certificates, consents, licenses, order, permits or other similar authorizations, or which may give rise to any Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (1) under any Environmental Law, (2) based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance, or (3) resulting from exposure to workplace hazards.

          (e) Except as set forth in Section 3.21(e) of the Disclosure Schedule, the Seller is not required to make any capital or other expenditures to comply with any Environmental Law nor, to the Seller's knowledge, is there any reasonable basis on which any Governmental Authority could take any action that would require any such capital expenditures with respect to the Business or the Purchased Assets.

          3.22. GOVERNMENT-FURNISHED PROPERTY OR EQUIPMENT. Section 3.22 of the Disclosure Schedule identifies by description or inventory number all personal property, equipment and fixtures loaned, bailed or otherwise furnished to the Seller by or on behalf of any Governmental Authority that (i) is Attributable to the Business, and (ii) are or should be in the possession of the Seller ("Government-Furnished Items"). Section 3.22 of the Disclosure Schedule identifies each Government Contract to which each such item of personal property, equipment or fixture relates. The Seller has complied with all of its obligations relating to the Government-Furnished Items, and upon the return thereof to the applicable Governmental Authority in the condition thereof on the date hereof, would have no Liability to that Governmental Authority with respect thereto.

          3.23.  [INTENTIONALLY OMITTED]

          3.24. APPLICATION OF RECEIPTS. The Seller has applied (i) the proceeds of any borrowings under the Previous Credit Agreement in accordance with the application of proceeds provision of the Indemnification and Reimbursement Agreement and has not applied such proceeds to any other cost, expense or liability of any nature whatsoever, and (ii) the proceeds of any receivables from the assets constituting Collateral (as defined in the Indemnification and Reimbursement Agreement) in accordance with the application of proceeds provision of the Indemnification and Reimbursement Agreement. The Seller has used the proceeds of each loan made under the Previous Metra Banks Revolving Credit Agreement solely for the purpose set forth in the schedule attached to any applicable Notice of Borrowing (as defined in the Metra Banks Revolving Credit Agreement) and to fund the Seller's performance of its obligations under the Metra Contract.

          3.25.  [INTENTIONALLY OMITTED]

          3.26. INSURANCE. Section 3.26 of the Disclosure Schedule sets forth a complete and correct list of all insurance policies of any kind or nature whatsoever currently in force with the Seller that are Attributable to the Business (the "Insurance Policies"), including all "occurrence based" liability policies regardless of the periods to which they relate. For each Insurance Policy, Section 3.26 of the Disclosure Schedule indicates the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the period to which it relates, the deductibles and loss retention amounts and the amounts of coverage.
Section 3.26 of the Disclosure Schedule sets forth a general description of the Seller's self-insurance practices relating to the Business or the Purchased Assets. The policies of insurance described as currently in effect in such section of the Disclosure Schedule are in full force and effect and are valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Except as set forth in Section 3.26 of the Disclosure Schedule, no "claims made" insurance policies will in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. The Seller has complied in all material respects with the provisions of all such policies.

          3.27. REPORTS. Except as set forth in Section 3.27 of the Disclosure Schedule, to the knowledge of the Seller, with respect to the Business, all reports, documents and notices required to be filed, maintained or furnished with or to any Governmental Authority by the Seller have been so filed, maintained or furnished. All such reports, documents and notices were complete and correct in all material respects on the date filed (or were corrected in or superseded by a subsequent filing such that no Liability exists with respect to the original filing, maintenance or furnishing thereof) and are kept in the public inspection files of the Business, to the extent required by Applicable Law to be kept in such files.

          3.28.  GOVERNMENT CONTRACTS.

          There are no Government Contracts other than the Transit Division Contracts. Except as set forth in Section 3.14(a), 3.14(b) and 3.14(c) of the Disclosure Schedule, there is no Bid which, if accepted, would result in a Government Contract.

          3.29. PRODUCT WARRANTIES. Section 3.29 of the Disclosure Schedule sets forth copies of the written product warranties and guaranties extended by the Seller, and there are no other product warranties or guaranties extended by the Seller, currently in effect that are Attributable to the Business or relate to any of the Purchased Assets. Except as set forth in Section 3.29 of the Disclosure Schedule, there have not been any deviations from such warranties and guaranties, and salesmen, employees and agents of the Seller are not authorized to undertake obligations to any customer or other third parties in excess of such written warranties or guaranties.

          3.30. MATERIAL DISCLOSURES. No statement, representation or warranty made by the Seller in this Agreement, in any exhibit hereto, the Disclosure Schedule or any other schedule of Seller hereto contains any untrue statement of a material fact, or fails to state a material fact necessary to make the statements of the Seller contained herein or therein, in light of the circumstances in which they are made, not misleading. Notwithstanding any other provision to the contrary in this Agreement, the Seller makes no representations or warranties as to any financial projections, estimates to complete contracts, contract loss projections, reserves on financial statements or similar predictive information contained in any exhibit hereto, the Disclosure Schedule or other schedule of the Seller hereto.

          3.31. AGREEMENT REGARDING REPRESENTATIONS AND WARRANTIES. Other than the representations and warranties of the Seller set forth in Sections 3.01, 3.02, 3.03, 3.05, 3.09 (except to the extent specifically provided therein), 3.10, 3.11, 3.12, 3.21 (except to the extent specifically provided therein), 3.22, 3.24, 3.26 and 3.27 (except to the extent specifically provided therein), the Buyer and the Seller agree that each and every other representation and warranty set forth in Article III hereof is limited to the knowledge of the Seller, whether or not specifically provided in such representation and warranty.



                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer hereby represents and warrants to the Seller that:

          4.01. ORGANIZATION AND EXISTENCE. The Buyer has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware LLC Act and, under the Delaware LLC Act and the Amended and Restated Limited Liability Company Agreement of the Buyer dated October 10, 1995 by and between AmerailOne Corporation, a Delaware corporation, and AmerailTwo Corporation, a Delaware corporation (the "LLC Agreement"), has all the requisite limited liability company power and authority to carry on its business as proposed to be conducted by it and to own and hold its properties, all as described in the LLC Agreement. Exhibit 4.01 includes true and complete copies of the Certificate of Formation and LLC Agreement as currently in effect.

          4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby are within the power and authority conferred on the Buyer under its Certificate of Formation and LLC Agreement and Applicable Law. This Agreement constitutes a legal, valid and binding agreement of the Buyer, enforceable in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

          4.03.  GOVERNMENTAL AUTHORIZATION.

          (a) To the knowledge of the Buyer, the execution, delivery and performance by the Buyer of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than: (i) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement or described in Schedule 4.03; and (ii) any actions, consents, approvals or filings which if not obtained would not have a material adverse effect.

          (b) Except as set forth in Section 4.03(b) of the Disclosure Schedule, to the Buyer's knowledge, there are no facts relating to the identity or circumstances of the Buyer or any of its Affiliates that would prevent or materially delay obtaining any of the authorizations referred to in Sections 3.04(a)(i), (ii) and (iii) or 4.03(a).

          4.04. NON-CONTRAVENTION. The execution, delivery and performance by the Buyer of this Agreement do not and will not (i) contravene or conflict with the certificate of formation or limited liability company agreement of the Buyer, (ii) to the knowledge of the Buyer, assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to the Buyer, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Buyer or to a loss of any benefit to which the Buyer is entitled under any provision of any agreement, contract or other instrument binding upon the Buyer or any license, franchise, permit or other similar authorization held by the Buyer, except in the case of clauses (ii) and (iii) for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not interfere with the Buyer's ability to consummate the transactions contemplated hereby.

          4.05. ADVISORY AND LEGAL FEES. To the knowledge of the Buyer, except for legal counsel retained by the Buyer in connection with this Agreement and the financial advisor providing the fairness opinion, whose fees are being paid by the Seller, there is no investment banker, broker, finder, counsel or other intermediary or advisor not affiliated with the Buyer which has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee, commission or reimbursement of expenses from the Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

          4.06. LITIGATION. To the knowledge of the Buyer, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Buyer threatened against or affecting, the Buyer before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

          4.07. OWNERSHIP OF THE BUYER. To the knowledge of the Buyer, (i) AmerailOne Corporation, a Delaware corporation, and AmerailTwo Corporation, a Delaware corporation, each own one-half of the Class A limited liability company interests of the Buyer ("Class A Interests"); (ii) Amerail Holdings Company owns each issued and outstanding share of AmerailOne Corporation and AmerailTwo Corporation; (iii) one-third of the issued and outstanding shares of Amerail Holdings Company are held by each of Broad Street Holdings, Inc., Broad Street Contract Services, Inc. and Acacia Holding, Inc.; (iv) the only assets of Amerail Holdings Company are the shares of AmerailOne Corporation and AmerailTwo Corporation; (v) the only assets of AmerailOne Corporation are one-half of the Class A Interests; (vi) the only assets of AmerailTwo Corporation are one-half of the Class A Interests; (vii) William Ylvisaker, Dennis J. Kupchik and Arthur
J. Halleran, Jr., each own one third of the Class B Limited Liability Company Interests of the Buyer (the "Class B Interests"); (viii) the Class A Interests and the Class B Interests constitute all of the equity interests in the Buyer; and (ix) the only assets of the Buyer are Thirty Thousand Dollars ($30,000).

          4.08. MATERIAL DISCLOSURES. To the knowledge of the Buyer, no statement, representation or warranty made by the Buyer in this Agreement or in any exhibit or schedule of the Buyer hereto contains any untrue statement of material fact, or fails to state a material fact necessary to make the statements of the Buyer contained herein or therein, in light of the circumstances in which they are made, not misleading.






                                    ARTICLE V

                             COVENANTS OF THE SELLER

          The Seller agrees that:

          5.01. COMPLIANCE WITH TERMS OF REQUIRED GOVERNMENTAL APPROVALS AND REQUIRED CONTRACTUAL CONSENTS. On and after the Closing Date, the Seller shall, and shall cause its Affiliates to, comply at their respective expense with all conditions and requirements set forth in: (i) all Required Governmental Approvals to the extent necessary such that all such Required Governmental Approvals will remain in full force and effect assuming continued compliance with the terms thereof by the Buyer and its Affiliates; and (ii) all Required Contractual Consents to the extent necessary such that all such Required Contractual Consents will remain effective and enforceable against the Persons giving such Required Contractual Consents assuming continued compliance with the terms thereof by the Buyer and its Affiliates.

          5.02. INSURANCE POLICIES. Seller shall include, to the extent permitted by Applicable Laws, Buyer as an additional insured on the Insurance Policies with respect to events occurring or claims relating to periods ending prior to the Closing Date, and, with respect to any such "claims made" Insurance Policies, will maintain such policies in effect for a period of three (3) years from the Closing Date.

          5.03. CHANGE OF LOCKBOX ACCOUNTS. Immediately after Closing, the Seller shall take such steps as the Buyer may reasonably request to cause the Buyer and/or its designees to be substituted as the sole party having control over any lockbox or similar bank account to which customers of the Seller directly make payments related to the Business.

          5.04. DELIVERY OF DISCLOSURE SCHEDULE. On or before the execution of this Agreement, the Seller shall deliver to the Buyer the Disclosure Schedule.

          5.05. ACCESS TO BOOKS AND RECORDS. The Seller agrees that on and after the Closing, during normal business hours or at such other times as the Buyer may reasonably request, it will permit the Buyer and Buyer's Affiliates and their auditors, through their authorized representative, to have reasonable access to and examine and take copies of all books and records of the Seller and its Affiliates relating to the Business or the Purchased Assets which are not delivered to the Buyer hereunder (including correspondence, memoranda, books of account and similar documents) where there is a legitimate purpose and relating to events or transactions occurring prior to or after the date of this Agreement.

          5.06. TAX RETURNS. The Seller shall prepare and timely file all material required Federal, state, local and foreign tax returns and amendments.

          5.07. REAL PROPERTY LEASES. The Seller shall pay to the applicable landlords all amounts accruing, arising or occurring under the Real Property Leases prior to July 1, 1995.


                                   ARTICLE VI

                                 OTHER COVENANTS

          The parties hereto agree that:

          6.01. FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement. The Seller and the Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

          6.02. CERTAIN FILINGS. The Seller and the Buyer shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the Seller and the Buyer shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers.

          6.03. ADMINISTRATION OF ACCOUNTS. All payments and reimbursements made in the ordinary course by any third party in the name of or to the Seller or any Affiliate thereof Attributable to the Business or in connection with or arising out of the Purchased Assets after the Closing Date shall be held by the Seller in trust for the benefit of the Buyer and, immediately upon receipt by the Seller of any such payment or reimbursements, the Seller shall pay over to the Buyer the amount of such payment or reimbursement without right of set off.

          6.04. ACCESS TO BUYER'S BOOKS, RECORDS AND EMPLOYEES. The Buyer agrees that on and after the Closing, during normal business hours or at such other times as the Seller may reasonably request, it will permit the Seller and Seller's Affiliates and their auditors and legal advisors, through their authorized representatives, to have reasonable access to and examine and take copies of all books, records and employees of the Buyer and its Affiliates relating to the Business or the Purchased Assets (including correspondence, memoranda, books of account and similar documents) where there is a legitimate purpose (including litigation matters) and relating to events or transactions occurring prior to or after the date of this Agreement. The Buyer further agrees to provide the Seller with any and all reporting materials supplied to Credit Suisse under the Credit Agreement between the Buyer and Credit Suisse dated as of the date hereof or to the Bank of America National

Trust and Savings Association as agent under the New Metra Banks Revolving Credit Agreement, under such agreement, and to the Bonding Company under the Bond Documents at or about the same time such reporting materials are provided to such financial institutions and the Bonding Company.

          6.05. GUARANTEE. Each of the MK Affiliates hereby agrees to cause the Seller to perform its obligations and agreements hereunder. The MK Affiliates each hereby unconditionally guaranties to the Buyer the full and timely performance of all obligations and agreements of the Seller hereunder. These guarantees shall include the guarantee of payment of all Damages as a result of the nonperformance of any of the obligations or agreements so guaranteed or as a result of the nonperformance of this guarantee. The Buyer, at its option, may proceed against any of the MK Affiliates for the performance of any such obligation or agreement, or for Damages for the default in the performance thereof, without first proceeding against any other party or against any of their respective properties. The MK Affiliates each agree that its guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding any extension or modification of any guaranteed obligation, any assumption of any such guaranteed obligation by any other party, or any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor and the MK Affiliates each waives all special suretyship defenses and notice requirements.

          6.06. ELIMINATION OF LETTER OF CREDIT. From and after the date on which the Seller obtains the consent of the New York City Transit Authority to the assignment of the R46 Transit Division Contract and assigns such R46 Transit Division Contract to the Buyer, the Buyer shall use its best efforts to cause the New York City Transit Authority to issue as soon as possible any and all reduction and termination certificates with respect to the letter of credit issued by Citibank with respect to the R46 Transit Division Contract.

          6.07. BULK SALES LAWS. The Buyer (subject to its rights to indemnification under Section 9.01(e) hereof) and the Seller each waives compliance with any applicable bulk sales or similar laws (including Tax laws relating to sales in bulk). The Seller further agrees to execute and deliver at the Closing the Bulk Sales Pledge and Security Agreement (Equipment Assets) pursuant to which the Seller shall grant the Buyer a security interest in certain of its assets for a period of six (6) months to secure its indemnification obligation under Section 9.01(e). Nothing in this section shall estop or prevent the Seller or the Buyer from asserting as a bar or defense to any action or proceeding brought under any such applicable laws that it does not apply to the transaction being consummated under this Agreement.

          6.08. NOTICES TO VENDORS. The Buyer shall cooperate with the Seller to prepare and deliver notices to creditors of the Seller with respect to the Business notifying the creditors of the consummation of the transaction contemplated by this Agreement, identifying the Buyer as the party to which the relevant Contract and/or Buyer Obligation has been assigned, making arrangements for the Seller to be released from liability to such creditor for such Buyer Obligations, advising the creditor that all future transactions will be with the Buyer and that the
Seller shall have no liability therefor.   Notwithstanding anything else to the
contrary set forth herein, the Seller shall have no liability to the Buyer for any Damages arising from any creditor of the Seller refusing to extend credit to the Buyer, any creditor demanding adequate assurance of future performance from the Seller with respect to any Contract or otherwise any contracting party to a Restricted Contract refusing to provide the benefit of the bargain of such Restricted Contract to the Buyer.

          6.09. COVENANT TO REIMBURSE. If, after the Closing, the Buyer makes any disbursements with respect to any of the Seller's Liabilities, other than
(i) the Buyer Obligations or (ii) Seller Liabilities that the Buyer actually knew at the time it made such disbursement were not Buyer Obligations, the Seller shall promptly reimburse the Buyer for the aggregate amount of all such disbursements.



                                   ARTICLE VII

                                  TAX MATTERS

          7.01. TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Tax" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipt tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed with respect to any of the foregoing by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

          "Tax Return" shall mean all returns, reports, forms or other information required to be filed with respect to any Tax.

          "Seller Group" means, with respect to the Seller, the group of affiliated entities that are required to file consolidated, combined, unitary, or other group Tax Returns together with the Seller under the applicable federal, state, local, foreign or other Tax laws.

          7.02. TAX MATTERS. The Seller hereby represents and warrants to the Buyer that (a) except for accrued and unpaid real and personal property and employment related Taxes governed by Section 7.04, the Seller or its Affiliates have timely filed or will timely file all Tax Returns required to be filed by the Seller Group or any member thereof, and have timely paid or will timely pay all Taxes owed by members of the Seller Group including all Taxes (i) with respect to all taxable periods of the Seller Group ending on or before the Closing Date or (ii) with respect to the assets, operations or business of the Seller Group during all periods up to and including the Closing Date whether or not such periods are taxable periods, (b) the reserves for taxes reflected in the financial statements described in Section 3.06(a) of the Disclosure Schedule are adequate, (c) there are no tax liens upon any of the Purchased Assets except liens for current taxes not yet due or, with respect to California, due but not past due, (d) the federal income tax returns of the Seller have been examined by the Internal Revenue Service for all periods to and including those set forth in
Section 7.02 of the Disclosure Schedule and, except to the extent shown therein, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service and brought to the attention of the Seller in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined, (e) except to the extent set forth in Section 7.02 of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return of the Seller for any period, and
(f) neither Seller nor any of its Affiliates has transferred, or will transfer, on or before the Closing Date, to the Buyer or its Affiliates the stock of any corporation in an amount which would create a qualified stock purchase within the meaning of Section 338 of the Code, and if such a transfer takes place, or has taken place, it shall be null and void and such stock and the consideration paid therefor shall be returned.

          7.03. TAX COOPERATION. The Buyer and the Seller agree to retain until the expiration of any applicable Tax statute of limitations or extension thereof, and furnish or cause to be furnished to each other, upon request, as promptly as practicable, such working papers and information relating to the Purchased Assets and the Business and to provide such assistance as is reasonably necessary for the preparation and filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The Seller and the Buyer shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Business and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 7.03.

          7.04.  ALLOCATION OF CERTAIN TAXES.

          (a) The Closing Statement of Net Assets To Be Sold will reflect all accrued but unpaid real and personal property Taxes on all Purchased Assets, through and including the Closing Date, using a ratable daily accrual method. The Seller has furnished the Buyer an analysis of this amount itemized by property, tax and taxing jurisdiction, at least three (3) days prior to the date hereof.

          (b) The Buyer agrees to timely pay all real and personal property Taxes on all Purchased Assets the payment date for which is after the Closing Date.

          (c) Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to the Buyer and any recording or filing fees with respect thereto shall be borne by the Seller.

          (d) The Closing Statement of Net Assets To Be Sold will reflect all accrued but not yet due or paid employment-related Tax liabilities of the Seller (including employee withholding and employer portions of such Taxes) through and including the Closing Date.

          (e) The Buyer and the Seller agree that, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 C.B. 753,
(i) the Seller and the Buyer shall report on a predecessor/successor basis as set forth therein, (ii) the Seller shall be relieved from filing a form W-2 with respect to any employee of the Seller who accepts employment with the Buyer, and
(iii) the Buyer shall undertake to file a W-2 for each such employee for the year that includes the Closing Date (including the portion of such year that such employee was employed by the Seller). The Seller agrees to provide the Buyer with all payroll and employment related information with respect to each employee of the Seller who accepts employment with the Buyer.

          (f) The Buyer agrees to prepare for the Seller and, where permitted, to file on such Seller's behalf, any federal, state or local employment-related tax reports or information reports (including Internal Revenue Service Forms W-2, W-3, 940, 941, 1042, l042S, 1096 and 1099) that the Seller may be required to file following the Closing Date (but that were not due to be filed on or prior to the Closing Date) with respect to any employment period on or before the Closing Date.


                                  ARTICLE VIII

                             [INTENTIONALLY OMITTED]



                                   ARTICLE IX

                      INDEMNIFICATION OF BUYER INDEMNITEES
                              FOLLOWING THE CLOSING

          9.01. AGREEMENT TO INDEMNIFY. If the Closing occurs, the Buyer and its Affiliates (collectively, the "Buyer Indemnitees") shall be indemnified and held harmless to the extent set forth in this Article IX by the Seller in respect of any and all Damages incurred by any Buyer Indemnitee as a result of each of the following:

     (a) any breach of any representation or warranty made by the Seller or any of its Affiliates in this Agreement or in any certificate, exhibit hereto, the Disclosure Schedule or other schedule of the Seller hereto;
     (b) the breach or failure to perform by the Seller after the Closing Date of any of the covenants, agreements or obligations of the Seller contained in this Agreement or the Conveyance Documents, or in any exhibit or schedule, hereto;
     (c) any Liabilities of the Seller, other than the Buyer Obligations;
     (d) any Environmental Liability of the Buyer or the Seller that arose out of or results from either (i) the Business or any of the Purchased Assets on or prior to the Closing Date, or (ii) the failure of the Seller to have obtained an approval, authorization, certificate, consent, license, order, permit or other similar authorization of any Governmental Authority or other Person required by any Environmental Law;
     (e) any claim asserted by any Person (other than claims with respect to Liabilities expressly assumed by the Buyer under Section 2.03 hereof) against the Buyer or any of the Purchased Assets arising directly or indirectly out of any failure or alleged failure of the Seller to pay any amounts due creditors of the Seller as of the Closing Date under any bulk sales or similar laws (including Tax laws relating to sales in bulk); and
     (f) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

          9.02. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties made by the Seller in this Agreement or in any exhibit hereto, the Disclosure Schedule or other schedule hereto, shall survive the Closing for a period of two years. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein. Any claim for indemnification pursuant to Section 9.02(a) made prior to the end of the survival period shall continue to be subject to indemnification in accordance with this Agreement. All covenants of the Seller contained in this Agreement or in any exhibit or schedule hereto shall survive the Closing.

          9.03. CLAIMS FOR INDEMNIFICATION. If any Buyer Indemnitee shall believe that such Buyer Indemnitee is entitled to indemnification pursuant to this Article IX in respect of any Damages, such Buyer Indemnitee shall give the Seller prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Buyer Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Buyer Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Seller to assert any reasonable defense to such claim. The Seller shall have twenty (20) Business Days following its receipt of such notice either (y) to acquiesce in such claim by giving such Buyer Indemnitee written notice of such acquiescence or (z) to object to the claim by giving such Buyer Indemnitee written notice of the objection. If the Seller acquiesces in such claim or the Seller does object thereto within such twenty (20) Business Day period, such Buyer Indemnitee shall be entitled to be indemnified for all Damages incurred by such Buyer Indemnitee in respect of such claim. If the Seller timely objects to such claim and such Buyer Indemnitee and the Seller is unable to resolve their dispute within ten (10) Business Days following such objection (or such additional period of time as may be mutually agreed to by Buyer Indemnitee and the Seller), the claim shall be submitted immediately to arbitration pursuant to Section 9.04.

          9.04.  ARBITRATION OF DISPUTES RELATING TO INDEMNIFICATION.

          (a) Any dispute between any Buyer Indemnitee and the Seller under this
Article IX shall be resolved by one arbitrator in accordance with the procedures set forth in this Section 9.04. Within ten (10) Business Days after expiration of the ten (10) Business Day period referred to in Section 9.03, each of (y) the Seller and (z) the relevant Buyer Indemnitee(s) shall designate a mutually acceptable arbitrator who is, in any such case, not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters. If the Seller and the relevant Buyer Indemnitee(s) fail to agree upon such arbitrator within such ten (10) Business Day period, the arbitrator shall be appointed by the American Arbitration Association as soon as practicable, and shall be, in any such case, a person who is not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters.

          (b) The arbitrator shall consider the dispute at issue at Washington, D.C. at a mutually agreed upon time and place within thirty (30) (or such longer period as may be acceptable to such Buyer Indemnitee(s) and the Seller) days of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes in effect on the date of the initial request by the relevant Buyer Indemnitee or the Seller, as the case may be, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the relevant Buyer Indemnitee(s) and the Seller) and shall include an opportunity for the parties to conduct discovery in advance of the proceeding. Notwithstanding the foregoing, the relevant Buyer Indemnitee(s) and the Seller agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within ninety (90) days (or such longer period as may be mutually acceptable to such Buyer Indemnitee(s) and the Seller) from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 90-day period one or more times to the extent necessary for such arbitrator to place a dollar value on any claim that may be unliquidated. The arbitrator shall immediately deliver his or her written decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Buyer Indemnitee and the Seller agree that any decision of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with a decision of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 9.04 by bringing suit in any court of competent jurisdiction.

          (c) All fees, costs and expenses (including attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Section 9.04 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 9.04 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 9.04 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

          9.05. DEFENSE BY THE SELLER OF CLAIMS. In connection with any claim which may give rise to indemnity under this Article IX resulting from or arising out of any claim or Proceeding against a Buyer Indemnitee by a Person that is not a party hereto, the Seller may (unless such Buyer Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice to the relevant Buyer Indemnitee, assume the defense of any such claim or Proceeding if the Seller acknowledges to the relevant Buyer Indemnitee its right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provides assurances, reasonably satisfactory to such Buyer Indemnitee, that the Seller will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. If the Seller assume the defense of any such claim or Proceeding, the Seller shall select counsel reasonably acceptable to such Buyer Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Seller shall have assumed the defense of any claim or Proceeding in accordance with this Section 9.05, the Seller shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, without the prior written consent of such Buyer Indemnitee; provided, however, that the Seller shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided, further, that the Seller shall not be authorized to encumber any of the assets of any Buyer Indemnitee or to agree to any restriction that would apply to any Buyer Indemnitee or to its conduct of business; and provided, further, that a condition to any such settlement shall be a complete release of such Buyer Indemnitee with respect to such claim. Such Buyer Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Buyer Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Seller in the defense of any claim or Proceeding being defended by the Seller pursuant to this Section 9.05. If the Seller does assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 9.05, such Buyer Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Seller, on such terms as such Buyer Indemnitee may deem reasonably appropriate. If the Seller seeks to question the manner in which such Buyer Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, the Seller shall have the burden to prove by a preponderance of the evidence that such Buyer Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.



                                    ARTICLE X

                      INDEMNIFICATION OF SELLER INDEMNITEES
                              FOLLOWING THE CLOSING

          10.01. AGREEMENT TO INDEMNIFY. If the Closing shall occur, the Seller and each of the MK Affiliates (collectively, the "Seller Indemnitees") shall be indemnified and held harmless to the extent set forth in this Article X by the Buyer in respect of any and all Damages incurred by any Seller Indemnitee as a result of each of the following:

          (a) breach of any representation or warranty made by the Buyer in this Agreement or in any exhibit or schedule of the Buyer hereto;
          (b) the breach or failure to perform by the Buyer after the Closing Date of any of the covenants, agreements or obligations of the Buyer contained in this Agreement or the Conveyance Documents, or in any exhibit or schedule, hereto;
          (c)  any Buyer Obligations;
          (d) any Environmental Liability of the Buyer or the Seller that arises out of or results from the Business or any of the Purchased Assets from and after the Closing Date, other than any Environmental Liability that arises out of or results from the failure of the Seller to have obtained an approval, authorization, certificate, consent, license, order, permit or other similar authorization of any Governmental Authority or other Person required by any Environmental Law;
          (e) any Liability that arises out of or results from the Business or any of the Purchased Assets from and after the Closing Date; and
          (f) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to the foregoing.

          10.02. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties made by the Buyer in this Agreement or in any exhibit or schedule hereto shall survive the Closing for a period of two years. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein. Any claim for indemnification pursuant to Section 10.01(a) made prior to the end of the survival period shall continue to be subject to indemnification in accordance with this Agreement. All covenants of the Buyer contained in this Agreement or in any exhibit or schedule hereto shall survive the Closing.

          10.03. CLAIMS FOR INDEMNIFICATION. If any Seller Indemnitee shall believe that such Seller Indemnitee is entitled to indemnification pursuant to this Article X in respect of any Damages, such Seller Indemnitee shall give the Buyer prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Seller Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Seller Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Buyer to assert any reasonable defense to such claim. The Buyer shall have twenty (20) Business Days following its receipt of such notice either (y) to acquiesce in such claim by giving such Seller Indemnitee written notice of such acquiescence or (z) to object to the claim by giving such Seller Indemnitee written notice of the objection. If the Buyer acquiesces in such claim or does not object thereto within such twenty
(20) Business Day period, such Seller Indemnitee shall be entitled to be indemnified for all Damages incurred by such Seller Indemnitee in respect of such claim. If the Buyer timely objects to such claim and such Seller Indemnitee and the Buyer are unable to resolve their dispute within ten (10) Business Days following such objection (or such additional period of time as may be mutually agreed to by such Seller Indemnitee and the Buyer), the claim shall be submitted immediately to arbitration pursuant to
Section 10.04.

          10.04.    ARBITRATION OF DISPUTES RELATING TO INDEMNIFICATION.

          (a) Any dispute between any Seller Indemnitee and the Buyer under this
Article X shall be resolved by one arbitrator in accordance with the procedures set forth in this Section 10.04. Within ten (10) Business Days after expiration of the ten (10) Business Day period referred to in Section l0.03, each of (y) the relevant Seller Indemnitee(s) and (z) the Buyer shall designate a mutually acceptable arbitrator who is, in any such case, not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters. If the Buyer and the relevant Seller Indemnitee(s) fail to agree upon such arbitrator within such ten (10) Business Day period, the arbitrator shall be appointed by the American Arbitration Association as soon as practicable and shall be, in any such case, a person who is not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters.

          (b) The arbitrator shall consider the dispute at issue at a mutually agreed upon time and place within thirty (30) (or such longer period as may be acceptable to such Seller Indemnitee(s) and the Buyer) days of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes in effect on the date of the initial request by the relevant Seller Indemnitee(s) or the Buyer, as the case may be, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the relevant Seller Indemnitee(s) and the Buyer) and shall include an opportunity for the parties to conduct discovery in advance of the proceeding. Notwithstanding the foregoing, the relevant Seller Indemnitee(s) and the Buyer agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within ninety (90) days (or such longer period as may be mutually acceptable to such Seller Indemnitee(s) and the Buyer) from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 90-day period one or more times to the extent necessary for such arbitrator to place a dollar value on any claim that may be unliquidated. The arbitrator shall immediately deliver his or her written decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Seller Indemnitee and the Buyer agree that any decision of the arbitrator shall be final, conclusive and binding and that they will not contest any action by the other party in accordance with a decision of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 10.04 by bringing suit in any court of competent jurisdiction.

          (c) All fees, costs and expenses (including attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Section 10.04 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 10.04 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 10.04 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

          10.05. DEFENSE BY THE BUYER OF CLAIMS. In connection with any claim which may give rise to indemnity under this Article X resulting from or arising out of any claim or Proceeding against a Seller Indemnitee by a Person that is not a party hereto, the Buyer may (unless such Seller Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice to the relevant Seller Indemnitee, assume the defense of any such claim or Proceeding if the Buyer acknowledges to the relevant Seller Indemnitee the right of such Seller Indemnitee to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provides assurances, reasonably satisfactory to such Seller Indemnitee, that the Buyer will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. If the Buyer assumes the defense of any such claim or Proceeding, the Buyer shall select counsel reasonably acceptable to such Seller Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Buyer shall have assumed the defense of any claim or Proceeding in accordance with this Section 10.05, the Buyer shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, without the prior written consent of such Seller Indemnitee; PROVIDED, HOWEVER, that the Buyer shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; PROVIDED, FURTHER that the Buyer shall not be authorized to encumber any of the assets of any Seller Indemnitee or to agree to any restriction that would apply to any Seller Indemnitee or to its conduct of business; PROVIDED, FURTHER that a condition to any such settlement shall be a complete release of such Seller Indemnitee with respect to such claim. Such Seller Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Seller Indemnitee shall, and shall cause each of his, her or its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Buyer in the defense of any claim or Proceeding being defended by the Buyer pursuant to this Section 10.05. If the Buyer does not assume the defense of any such claim or Proceeding resulting therefrom in accordance with the terms of this Section 10.05, such Seller Indemnitee may defend against such claim or Proceeding in such manner as such Seller Indemnitee may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Buyer, on such terms as such Seller Indemnitee may deem reasonably appropriate. If the Buyer seeks to question the manner in which such Seller Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, the Buyer shall have the burden to prove by a preponderance of the evidence that such Seller Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

          10.06. POST-CLOSING OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, it is expressly agreed that none of the Sureties or the Banks have any obligations or liabilities under this Agreement.



ARTICLE XI

LIMITATIONS ON INDEMNIFICATION AND REMEDIES

          11.01  LIMITATIONS ON INDEMNIFICATION UNDER SECTION 9.01(A) AND
SECTION 10.01(A).

          (a) Except as provided in Section 11.01(b) hereof, notwithstanding any other provision hereof or of any Applicable Law, with respect to all claims under Section 9.01(a) or 10.01(a), (i) no Buyer Indemnitee or Seller Indemnitee (collectively, "Indemnitee") will be entitled to make a claim against an indemnifying party ("Indemnifying Party") under Section 9.01(a) or 10.01(a) unless and until the aggregate amount of indemnifiable losses under Section 9.01(a) or 10.01(a), as the case may be ("Indemnifiable Losses"), exceeds $4,000,000 in which event, such Indemnitee may assert its right to indemnification under such Section to the extent of its Indemnifiable Losses thereunder in excess of such amount; and (ii) the maximum aggregate amount that all Indemnifying Parties shall be responsible for, for all Indemnifiable Losses arising under Section 9.01(a) or 10.01(a), shall not exceed $10,000,000.

          (b) Notwithstanding anything to the contrary in Section 11.01(a) or any other part of this Agreement, there shall be no minimum or maximum limitation on, and Section 11.01(a) shall not apply to, (i) any Indemnitee's right under Section 9.01(a) or 10.01(a), or otherwise, to bring actions for Damages resulting from an inaccurate representation or warranty made with scienter or (ii) any Buyer Indemnitee's rights with respect to claims under Section 9.01(a) or 10.01(a) arising out of breach of any representation or warranty contained in the second sentence of Section 3.09(a) or contained in Sections 3.10, 3.12, 3.21 or 3.24.

          11.02. EXCLUSIVE REMEDY FOR CERTAIN BREACHES OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any provision to the contrary contained in this Agreement or in any other document, the parties hereto (on behalf of themselves, and each of their Affiliates, associates and third party beneficiaries) hereby agree that the remedies provided for in Article IX and Article X hereof shall be the sole and exclusive remedy for any breach of any representation or warranty made in this Agreement or in any certificate, exhibit or schedule hereto, not resulting from an inaccurate representation or warranty made with scienter.



                                   ARTICLE XII

                                  MISCELLANEOUS

          12.01. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, ten Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below,
(iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

          IF TO THE BUYER TO:

               American Passenger Rail Car Company, L.L.C.
               900 East 103rd Street
               Chicago, IL  60628
               Attention: James C. Gerber
               Telecopier: (312) 264-5218

          IF TO THE SELLER TO:

               Morrison Knudsen Corporation
               720 Park Boulevard
               Boise, ID  83729
               Attention: Stephen G. Hanks
               Telecopier: (208) 386-5298

          Copy to:

               Jones, Day, Reavis & Pogue
               77 West Wacker Drive
               Chicago, IL  60601-1692
               Attention: David S. Kurtz
               Telecopier:    (312) 782-8585

          Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

          12.02.  AMENDMENTS; NO WAIVERS.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Buyer and the Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. Except as expressly provided herein, no failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          12.03. EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          12.04. SUCCESSORS AND ASSIGNS. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, which approval shall not be unreasonably withheld.

          12.05. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws doctrine. Except as expressly provided in Sections 2.07, 9.04 and 10.04, any legal action or proceeding with respect to this Agreement may be brought in the courts of the District of Columbia or of the United States for the District of Columbia, and by execution and delivery of this Agreement, the parties hereto each consents, for itself and in respect of its property, to the jurisdiction of those courts. The parties hereto each irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The parties hereto each waives personal service of any summons, complaint or other process, which may be made by any other means permitted by District of Columbia law.

          12.06. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

          12.07. ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedule and Exhibits referred to herein which are hereby incorporated by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and extinguishes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement including the T-Co Term Sheet.

          12.08. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their respective successors a and assigns. For so long as any obligations remain outstanding under the Guaranty Documents or the Bond Documents, the Sureties shall be express, intended third party beneficiaries of this Agreement. Except as provided in the immediately preceding sentence, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.


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

          12.09. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

          12.10. SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

          12.11.  CONSTRUCTION.

          (a) Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to the Agreement as a whole and not to a particular section. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof. All references in this Agreement to Seller shall include the predecessor thereof.

          (b) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

          12.12.  CUMULATIVE REMEDIES.  Except as expressly provided in Section
11.02 hereof, the rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on October 10, 1995.

                         THE BUYER:

                         AMERICAN PASSENGER RAIL CAR
                         COMPANY, L.L.C.

                              /s/ James C. Gerber
                         By:
                            ----------------------
                         Name   James C. Gerber
                         Title


                         THE SELLER:

                         MORRISON KNUDSEN CORPORATION

                              /s/ Stephen G. Hanks
                         BY:
                            ----------------------
                         Name   Stephen G. Hanks
                         Title  Executive Vice President


                         MK DELAWARE:

                         MORRISON KNUDSEN CORPORATION


                              /s/ Stephen G. Hanks
                         BY:
                            ----------------------
                         Name   Stephen G. Hanks
                         Title  Executive Vice President


                         MK AFFILIATES

                         NATIONAL PROJECTS, INC.

                              /s/ Stephen G. Hanks
                         By:
                            ----------------------
                         Name   Stephen G. Hanks
                         Title  Senior Vice President
                                   and Secretary

                         MORRISON-KNUDSEN SERVICES, INC.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Secretary

                         MORRISON-KNUDSEN FINANCIAL
                         COMPANY, INC.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Chairman, President and Secretary

                         ATASCOSA MINING CO.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Secretary

                         CENTENNIAL ENGINEERING, INC.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Executive Vice President

                         CF SYSTEMS CORPORATION

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Secretary

                         CHEMICAL DEMILITARIZATION OF
                         ANNISTON COMPANY

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Secretary

                         JOY MK PROJECTS COMPANY

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Vice President and Secretary

                         MK CAPITAL COMPANY

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Vice President and Secretary


                         MK-FERGUSON ENGINEERING COMPANY

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Assistant Secretary


                         MK-FERGUSON OF IDAHO COMPANY

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Assistant Secretary


                         MK-FERGUSON OF OAK RIDGE COMPANY

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Assistant Secretary


                         MK INFRASTRUCTURE CORPORATION

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Secretary


                         MK TRAIN CONTROL, INC.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Vice President and Secretary


                         NAVASOTA MINING COMPANY, INC.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Vice President and Secretary

                         YAMPA MINING CO.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Secretary

                         MORRISON-KNUDSEN COMPANY, INC.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Chairman and President


                         MORRISON-KNUDSEN ENGINEERS, INC.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Vice President and Secretary


                         MORRISON-KNUDSEN INTERNATIONAL
                         COMPANY, INC.

                         By:       /s/ Stephen G. Hanks
                              ----------------------------------
                         Name   Stephen G. Hanks
                         Title  Vice President and Secretary

                                   SCHEDULE 1

                                  MK AFFILIATES

National Projects, Inc.

Morrison-Knudsen Services, Inc.

Morrison-Knudsen Financial Company, Inc.

Atascosa Mining Co.

Centennial Engineering, Inc.

CF Systems Corporation

Chemical Demilitarization of Anniston Company

Joy MK Projects Company

MK Capital Company

MK-Ferguson Engineering Company

MK-Ferguson of Idaho Company

MK-Ferguson of Oak Ridge Company

MK Infrastructure Corporation

MK Train Control, Inc.

Navasota Mining Company, Inc.

Yampa Mining Co.

Morrison-Knudsen Company, Inc.

Morrison-Knudsen Engineers, Inc.

Morrison-Knudsen International Company, Inc.

                             SCHEDULES AND EXHIBITS



                    THE REGISTRANT AGREES TO PROVIDE TO THE
                SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST,
                WITH COPIES OF THE SCHEDULES AND EXHIBITS HERETO.